Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                              FCD ACQUISITION CORP.


     FIRST: The name of the Corporation is FCD Acquisition Corp. (hereinafter the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1000 shares of Common Stock, each having a par value of one penny ($.01).

     FIFTH: The name and mailing address of the Sole Incorporator is as follows:

             Name                        Mailing Address
             ----                        ---------------

             Deborah M. Reusch           P.O. Box 636
                                         Wilmington, DE  19899

     SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the

     Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hands this 18th day of October, 1991.




                                      /s/ Deborah M. Reusch
                                      --------------------------------
                                          Deborah M. Reusch
                                          Sole Incorporator

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              FCD ACQUISITION CORP.


                   __________________________________________

                 Pursuant to Sections 245 and 241 of the General
                    Corporation Law of the State of Delaware
                   ___________________________________________

     Pursuant to Sections 245 and 241 of the General Corporation Law of the State of Delaware, FCD Acquisition Corp., a Delaware corporation (the "Corporation"), does hereby certify:

     1. That the Corporation was organized in the State of Delaware on October 18, 1991 under the name FCD Acquisition Corp.

     2. That the Corporation has not received any payment for any of its stock.

     3. That the Corporation's Certificate of Incorporation is hereby amended and restated to read in its entirety as set forth in Exhibit A attached hereto.

     IN WITNESS WHEREOF, FCD Acquisition Corp. has caused this certificate to be duly executed in its corporate name this 24th day of October, 1991.

                              /s/ Thomas M. Begel
                              -----------------------------
                              Thomas M. Begel
                              Sole Director

                                                                       EXHIBIT A


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               JAC HOLDINGS, INC.


     FIRST: The name of the Corporation is JAC Holdings, Inc. (hereinafter the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 30,000,000 shares of Common Stock, par value $.01 per share (or in the case of Class I Common and Class J Common (each as defined below), par value $.0001 per share) (the "Common Stock"), and 100,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), which shall include:

          (i) 8,196,428 shares of Class A Common Stock, par value $.01 per share (the "Class A Common");

          (ii) 2,892,857 shares of Class B Common Stock, par value $.01 per share (the "Class B Common");

          (iii) 1,446,429 shares of Class C Common Stock, par value $.01 per share (the "Class C Common");

          (iv) 964,286 shares of Class D Common Stock, par value $.01 per share (the "Class D Common");

          (v) 1,000,000 shares of Class E Common Stock, par value $.01 per share (the "Class E Common");

          (vi) 2,892,857 shares of Class F Common Stock, par value $.01 per share (the "Class F Common");

          (vii) 100 shares of Class G Common Stock, par value $.01 per share (the "Class G Common");

          (viii) 450,000 shares of Class H Common Stock, par value $.01 per share (the "Class H Common");

          (ix) 500,000 shares of Class I Common Stock, par value $.0001 per share (the "Class I Common"); and

          (x) 1,304,347 shares of Class J Common Stock, par value $.0001 per share (the "Class J Common").

COMMON STOCK

     Except as otherwise provided in this Article Fourth or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

     Part 1. Voting Rights.

     1A. General. Except as otherwise provided in this Article Fourth or as otherwise required by applicable law, all holders of Class A Common, Class B Common, Class C Common, Class D Common, Class E Common, Class H Common, Class I Common and Class J Common shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders and shall vote together as a single class. The holders of shares of Class F Common and Class G Common shall have no voting rights. Except for the additional voting rights of Class A Common and Class B Common in certain circumstances as provided in Section 1B below and as otherwise required by applicable law, the required vote on all matters to be voted on by the Corporation's stockholders shall be the affirmative vote of a majority of the Common Stock present and entitled to vote at a meeting at which a quorum is present voting together as a single class. With respect to any such matter, the holders of a majority of shares of Common Stock entitled to vote thereon shall constitute a quorum. With respect to any matter upon which the holders of Class A Common and Class B Common are entitled to additional voting rights as provided in Section 1B below, the holders of a majority of the outstanding shares of each such class shall represent a quorum.

     1B. Additional Voting Rights of Class A Common and Class B Common in Certain Circumstances. No action shall be taken by the Corporation (or permitted by the Corporation to be taken by any Subsidiary of the Corporation) in connection with any of the following transactions unless, in addition to any vote required pursuant to Section 1A above, the holders of a majority of the outstanding Class A Common and the holders of a majority of the outstanding Class B Common, each voting as a separate class, shall have approved such transaction:

          (i) any amendment to the Certificate of Incorporation or By-laws of the Corporation which reasonably could adversely affect the relative rights, preferences or limitations of shares of Class B Common or Class F Common;

          (ii) any liquidation, dissolution or winding up of the Corporation;

          (iii) any acquisition (other than raw materials, inventory and capital expenditures in the ordinary course of business, which capital expenditures shall not exceed $2,500,000 prior to the first anniversary of the Closing Date and $2,800,000 prior to the second anniversary of the Closing Date) by the Corporation or any of its Subsidiaries after the Closing Date and prior to the second anniversary of the Closing Date (i) if the fair market value of aggregate consideration to be paid with respect thereto (as determined in good faith by the Board of Directors of the Corporation) shall equal or exceed $2,000,000 or (ii) which, together with all other acquisitions by the Corporation or any of its Subsidiaries after the Closing Date and prior to the second anniversary of the Closing Date, would result in the fair market value of the aggregate consideration paid or to be paid with respect to all such acquisitions (as determined in good faith by the Board of Directors of the Corporation) to equal or exceed $7,500,000;

          (iv) any issuance of debt by the Corporation or any of its Subsidiaries after the Closing Date and prior to the second anniversary of the Closing Date which, together with all other issuances of debt by the Corporation or any of its Subsidiaries after the Closing Date and prior to the second anniversary of the Closing Date, would result in the issuance, in the aggregate for all such issuances, of more than $2,000,000 of debt of the Corporation and its Subsidiaries, taken as a whole (for purposes hereof, the issuance of debt shall not include (x) amounts not to exceed $30,000,000 borrowed pursuant to the Senior Secured Working Capital Notes issued pursuant to the Credit Agreement, dated as of October 25, 1991, among the Corporation, the lenders referred to therein and US West Financial Services, Inc. ("US West"), as agent, or (y) trade credit, letters of credit, performance bonds or other debt other than for money borrowed incurred in the ordinary course of business); or

          (v) any sale by the Corporation or any of its Subsidiaries of stock or assets of the Corporation or any of its Subsidiaries whether by merger, consolidation or otherwise (other than sales of inventory in the ordinary course of business, sales of obsolete inventory and sales of obsolete or worn out equipment) after the Closing Date and prior to the second anniversary of the Closing Date which, together with all other such sales (whether by merger, consolidation or otherwise) by the Corporation or any of its Subsidiaries after the Closing Date and prior to the second anniversary of the Closing Date, would result in the fair market value of the aggregate consideration to be received with respect thereto (as determined in good faith by the Board of Directors of the Corporation) to equal or exceed $2,000,000.

     Notwithstanding the foregoing, the applicability of the provisions of this
Section 1B shall be subject to the following:

          (i) the provisions of this Section 1B shall become and thereafter remain inapplicable at such time as Chemical Equity Associates, a California Limited Partnership ("CEA"), as the initial holder of the Class B Common and Class F Common, and its Affiliates have transferred shares of Class B Common and Class F Common (excluding (i) shares transferred from CEA to any Affiliate of CEA, from any Affiliate of CEA to CEA or from any Affiliate of CEA to any other Affiliate of CEA and (ii) shares which CEA or its Affiliates are required to transfer pursuant to drag-along rights granted to Onex) such that the aggregate number of shares of Class B Common and Class F Common so transferred by CEA and its Affiliates is greater than 964,286;

          (ii) upon any transfer of shares of Class B Common or Class F Common other than to an Affiliate of CEA, the transferee of such shares shall not be entitled to vote such shares for purposes of this Section 1B; and

          (iii) the provisions of this Section 1B shall be inapplicable with respect to any bona fide, underwritten public offering of Securities of the Corporation or any of its Subsidiaries.

     Part 2. Distribution.

     2A. Class A Common and Class G Common. At the same time as distributions made pursuant to Sections 2B and 2C below, the holders of Class A Common and Class G Common shall be entitled to receive, as a group, a percentage of all distributions made to holders of Common Stock, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise, such percentage to be determined by dividing (i) the aggregate number of outstanding shares of Class A Common on the record date for the applicable distribution, by (ii) the number of shares of Common Stock outstanding on the record date for the applicable distribution (excluding Class G Common but including the number of shares of Class I Common issuable upon exercise of the Warrant (as defined in Section 2D(i) hereof) in full on the record date for the applicable distribution) (the "A Distributions"). The A Distributions shall be distributed to the holders of Class A Common and Class G Common in the following priority:

          (i) The holders of Class A Common shall be entitled to receive all A Distributions, ratably based upon the aggregate Unreturned Original Cost and Unpaid Yield of the Class A Common held by each such holder, until such time as the holders of Class A Common, as a group, receive distributions equal to the sum of (A) the aggregate Unreturned Original Cost of the Class A Common and (B) the aggregate Unpaid Yield on the Class A Common. The distributions made pursuant to this Section 2A(i) to holders of the Class A Common shall first be designated as a payment of Yield on and then as a return of Original Cost of the Class A Common.

          (ii) Following the distributions described in Section 2A(i) above, the holders of Class A Common shall be entitled to receive, as a class, all A Distributions until such time as the holders of Class A Common receive, as a class, distributions equal to the excess of (A) the sum of (x) the aggregate Unreturned Original Cost of all Onex Loss Investments and (y) the aggregate Unpaid Yield on all Onex Loss Investments over (B) the aggregate Disposition Value of all Onex Loss Investments. The distributions made pursuant to this Section 2A(ii) to holders of the Class A Common shall be distributed ratably, based upon the number of outstanding shares of Class A Common held by each such holder, and shall be designated first as payment of Yield on and then as a return of Original Cost of the Onex Loss Investments.

          (iii) Following the distributions described in Section 2A(ii) above, the holders of Class G Common shall be entitled to receive A Distributions, ratably based upon the number of shares of Class G Common held by each such holder, until such time as the holders of Class G Common receive, as a class, distributions equal to 25% of all distribu-tions made by all Portfolio Companies that were designated (according to the distributing Portfolio Company's Certificate of Incorporation) as payment of Yield on the Class A Common excluding distributions that were designated as payment of Yield on Loss Investments.

          (iv) Following the distributions described in Section 2A(iii) above, the holders of Class A Common shall be entitled to receive, as a class, all A Distributions until such time as the holders of Class A Common receive, as a class, distributions equal to the excess of (A) the sum of (x) the aggregate Unreturned Original Cost of all Onex Potential Loss Investments and (y) the Aggregate Unpaid Yield on all Onex Potential Loss Investments over (B) the aggregate Disposition Value of all Onex Potential Loss Investments. The distributions made pursuant to this Section 2B(iv) to holders of the Class A Common shall be distributed ratably, based upon the number of outstanding shares of Class A Common held by each such holder, and shall be designated first as payment of Yield on and then as a return of Original Cost of the Onex Potential Loss Investments.

          (v) Following the distributions described in Section 2A(iv) above, (A) the holders of Class A Common shall be entitled to receive 80% of all remaining A Distributions, ratably based upon the number of outstanding shares of Class A Common held by each such holder and (B) the holders of Class G Common shall be entitled to receive 20% of all remaining A Distributions, ratably based upon the number of outstanding shares of Class G Common held by each such holder.

     2B. Class B Common, Class C Common, Class D Common, Class F Common, Class G Common and Class I Common. At the same time as distributions made pursuant to
Section 2A above and Section 2C below, the holders of Class B Common, Class C Common, Class D Common, Class F Common, Class G Common and Class I Common shall be entitled to receive, each as a class, a percentage of all distributions made to holders of Common Stock, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise, such percentage to be determined by dividing (i) the aggregate number of outstanding shares of Class B Common, Class C Common, Class D Common, Class F Common and Class I Common on the record date for the applicable distribution by
(ii) the number of shares of Common Stock outstanding on the record date for the applicable distributions (excluding Class G Common but including the number of shares of Class I Common issuable upon exercise of the Warrant (as defined in Section 2D(i) hereof) in full on the record date for the applicable distributions) (the "Class Distributions"). The Class Distributions shall be distributed to the holders of Class B Common, Class C Common, Class D Common, Class F Common, Class G Common or Class I Common, as the case may be, in the following priority:

          (i) The holders of Class B Common, Class C Common, Class D Common, Class F Common or Class I Common, as the case may be, shall be entitled to receive all Class Distributions on such class of Common Stock, ratably based upon the number of shares of Class B Common, Class C Common, Class D Common, Class F Common or Class I Common, as the case may be, held by each such holder, until such time as the holders of Class B Common, Class C Common, Class D Common, Class F Common or Class I Common, each as a class, receive distributions equal to the sum of (A) the aggre-gate Unreturned Original Cost of the Class B Common, Class C Common, Class D Common, Class F Common or Class I Common, as the case may be, and (B) the aggregate Unpaid Yield on such class of Common Stock. The distributions made pursuant to this Section 2B(i) to holders of the Class B Common, Class C Common, Class D Common, Class F Common or Class I Common shall first be designated as a payment of Yield and then as a return or Original Cost of such class of Common Stock.

          (ii) Following the distributions described in Section 2B(i) above, the holders of Class G Common shall be entitled to receive all Class Distributions, ratably based upon the number of shares of Class G Common held by each such holder, until such time as the holders of Class G Common receive, as a class, distributions equal to 25% of all distributions distributed in accordance with subsection 2B(i)(B) above that were designated as payment of Yield on the Class B Common, Class C Common, Class D Common, Class F Common or Class I Common, as the case may be.

          (iii) Following the distributions described in Section 2B(ii) above,
     (A) the holders of Class B Common, Class C Common, Class D Common, Class F Common and Class I Common, each as a class, shall be entitled to receive 80% of all remaining Class Distributions on such shares of Common Stock, ratably based upon the number of outstanding shares of Class B Common, Class C Common, Class D Common, Class F Common or Class I Common, as the case may be, held by each such holder, and (B) the holders of Class G Common shall be entitled to receive, as a class, 20% of all remaining Class Distributions on each such class of Common Stock, ratably based upon the number of outstanding shares of Class G Common held by each such holder.

     2C. Class E Common, Class H Common and Class J Common. At the same time as distributions made pursuant to Sections 2A and 2B above, the holders of Class E Common, Class H Common and Class J Common shall be entitled to receive, each as a class, a percentage of all distributions made to holders of Common Stock, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise, such percentage to be determined by dividing (i) the number of shares of Class E Common, Class H Common or Class J Common, as the case may be, outstanding on the record date for the applicable distribution, by (ii) the number of shares of Common Stock outstanding on the record date for the applicable distribution (excluding Class G Common but including the number of shares of Class I Common issuable upon exercise of the Warrant (as defined in Section 2D(i) hereof) in full on the record date for the applicable distribution). The distributions to the holders of Class E Common, Class H Common or Class J Common shall be distributed ratably among holders of such class of Common Stock on a per share basis.

     2D. Class G Common.

     (i) Notwithstanding any other provision of this Part 2, if, at the time of any distribution made to holders of Common Stock, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise, any of the Warrant originally issued on the Closing Date to US West to purchase 500,000 shares of Class I Common (the "Warrant") is exercisable but has not yet been exercised, then at the same time as distributions made pursuant to Sections 2A, 2B or 2C hereof the holders of Class G Common shall be entitled to receive, as a class, a percentage of all distributions made to holders of Common Stock, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise, such percentage to be determined by dividing (i) the number of shares of Common Stock issuable upon exercise of the Warrant in full on the record date for the applicable distribution, by (ii) the number of shares of Common Stock outstanding on the record date for the applicable distribution (excluding Class G Common but including the number of shares of Class I Common issuable upon exercise of the Warrant in full on the record date for the applicable distribution). The distributions to the holders of Class G Common shall be distributed ratably among holders of Class G Common on a per share basis.

     (ii) Except as provided in Sections 2A and 2B above and in this Section 2D, the holders of Class G Common shall not be entitled to receive distributions made to holders of Common Stock, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise.

     2E. Treatment of Class B Common, Class C Common, Class D Common, Class F Common or Class I Common Upon Certain Transfers. Upon a transfer of any shares of Class B Common, Class C Common, Class D Common, Class F Common or Class I Common (x) on or after the third anniversary of the Closing Date or (y) as a part of a Sale of the Company, the shares of Class B Common, Class C Common, Class D Common, Class F Common or Class I Common, as the case may be, so transferred shall no longer be subject to or governed by the provisions of
Section 2B and, without further action on the part of such holder, shall thereafter be governed by the provisions of Section 2C as it, for all purposes of this Part 2, the shares so transferred were shares of Class E Common, Class H Common or Class J Common.

     Part 3. Conversion.

     3A. Conversion of Class B Common. Each record holder of Class B Common shall be entitled at any time, if such holder has or is reasonably expected to have a Regulatory Problem, to convert any or all of the shares of such holder's Class B Common into the same number of shares of Class F Common. For purposes of this paragraph 3A, a holder will be deemed to have a "Regulatory Problem" when such holder and such holder's affiliates would own, control or have power over a greater quantity of securities of any kind issued by the Corporation than is permitted under any applicable requirement of any governmental authority, or would not be able to hold an investment or provide financing to the Corporation in compliance with any applicable requirement of any governmental authority.

     3B. Conversion of Class F Common.

     (i) Upon the occurrence (or the expected occurrence as described in (iii) below) of any Conversion Event, each holder of Class F Common shall be entitled to convert into the same number of shares of Class B Common any or all of the shares of such holder's Class F Common being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event.

     (ii) For purposes of this Section 3B, a "Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering regis-tered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Class F Common being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof). For purpose of this Section 3B, "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

     (iii) Each holder of Class F Common shall be entitled to convert shares of Class F Common in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Class F Common to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Class F Common so converted before the tenth day following such Conversion Event and will reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Class F Common are converted into shares of Class B Common in connection with a Conversion Event and such shares of Class B Common are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Class B Common shall be promptly converted back into the same number of shares of Class F Common.

     3C. Conversion Procedure.

     (i) Unless otherwise provided in connection with a Conversion Event with respect to the Class F Common, each conversion of shares of one class of Common Stock into shares of the other class of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of such Common Stock represented by such certificate or certificates into shares of the other class of Common Stock. Unless otherwise provided in connection with a Conversion Event, each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class F Common or Class B Common, as the case may be, as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class B Common or Class F Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class B Common or Class F Common represented thereby.

     (ii) Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class B Common or Class F Common issuable upon such conversion and (b) a certificate representing any Class F Common or Class B Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

     (iii) The issuance of certificates for Class B Common upon conversion of Class F Common and for Class F Common upon conversion of Class B Common will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class B Common or Class F Common, as the case may be.

     (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common and Class F Common, solely for the purpose of issuance upon the conversion of the Class F Common and Class B Common, respectively, such number of shares of Class F Common and Class B Common issuable upon the conversion of all outstanding Class B Common and Class F Common, as the case may be. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance, which will be immediately transmitted by the Corporation upon issuance).

     (v) The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock.

     3D. Regulated Holders.

     (i) The Corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which any Regulated Stockholder (as defined in subsection (iii) below) would be required to take (a) any voting securities which would cause such holder to hold more than 4.99% of the outstanding shares of any "class" of voting securities, or (b) any securities convertible into voting securities which if such conversion took place would cause such holder to hold more than 4.99% of the outstanding shares of any "class" of voting securities other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any violation of Regulation Y (as defined below), provided that each such Regulated Stockholder shall convert or take such other action (which action does not adversely affect such Regulated Stockholder) with respect to the Common Stock it owns, controls or has the power to vote in order to permit the Corporation to consummate any such merger, consolidation or recapitalization. The term "class" shall be determined by reference to Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R.
Part 225), or any successor to such regulation ("Regulation Y") and all authoritative interpretations of Regulation Y.

     (ii) The Corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock of the Corporation or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Stockholder (other than any such stockholder which requested that the Corporation take such action, or which otherwise waives in writing its rights under this subsection (ii)) to more than 4.99% of the outstanding shares of such voting securities, unless the Corporation gives written notice (the "Deferral Notice") of such action to each Regulated Stockholder. The Corporation will defer making any such conversion, or taking any such other action for a period of 30 days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulated Stockholder to convert or take any other action with respect to the Common Stock it owns, controls or has the power to vote in order to permit the Corporation to consummate any such conversion or other action specified in the Deferral Notice without violating this Section 3D. Each such Regulated Stockholder shall convert or take such other action (which action does not adversely affect such Regulated Stockholder) with respect to the Common Stock it owns, controls or has the power to vote in order to permit the Corporation to consummate any such conversion or other action without violating this Section 3D and shall notify the Corporation in writing within 20 days of the issuance of the Deferral Notice of the conversion or other action to be taken with respect to such Shares of Common Stock. Thereupon, the Corporation shall (i) defer taking the pending action until the end of the Deferral Period, (ii) promptly notify from time to time each other Regulated Stockholder holding shares of such proposed conversion and the proposed transactions, and (iii) effect the conversions requested by all Regulated Stockholders in response to the notices issued pursuant to this subsection (ii) at the end of the Deferral Period. The Corporation will not directly or indirectly redeem, purchase, acquire or take any other action affecting outstanding shares of Common Stock if such action will increase above 24.9% the percentage of outstanding Common Stock owned or controlled by any Regulated Stockholder and its affiliates (other than a stockholder which waives in writing its rights under this subsection (ii)), provided that each such Regulated Stockholder shall convert or take such other action (which action does not adversely affect such Regulated Stockholder) with respect to the Common Stock it owns, controls or has the power to vote in order to permit the Corporation to consummate any such conversion or other action without violating this Section 3D.

     (iii) As used herein, the term "Regulated Stockholder" shall mean any stockholder that is subject to the provisions of Regulation Y or any successor to such regulation, provided that, except in the case of Chemical Equity Associates, a California Limited Partnership, such stockholder gives the Corporation written notice that it is subject to such provisions of Regulation Y.

     3E. Amendment and Waiver. Notwithstanding anything to the contrary herein, no amendment or waiver of any provision of this Part 3 shall be effective without the prior approval of the holders of a majority of the then outstanding Class B Common voting as a separate class.

     Part 4. Stock Splits and Stock Dividends.

     The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise), or combine (by stock split, stock dividend or otherwise) the outstanding Common Stock of one class unless the outstanding Common Stock of all the other classes shall be proportionately subdivided or combined. All such subdivisions and combinations shall be payable only in shares of the same class of Common Stock held by a holder of Common Stock. In no event shall a stock split or stock dividend be designated as a payment of Yield or a return of Original Cost.

     Part 5. Registration of Transfer.

     The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

     Part 6. Replacement.

     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft of destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Part 7. Notices.

     All notices referred to herein shall be dated and in writing, to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder), and shall be deemed to have been given (i) when delivered, if delivered personally, sent by confirmed telecopy or certified mail, return receipt requested, postage prepaid, (ii) on the next business day if sent by overnight courier and (iii) when received if delivered otherwise.

     Part 8. Amendment and Waiver.

     No amendment or waiver of any provision of this Article Fourth (including, without limitation, any merger, consolidation or other transaction subject to stockholder approval in which any class of Common Stock is treated differently from any other class in a manner not contemplated by this Article Fourth) shall be effective without the prior written consent of the holders of a majority of the then outstanding shares of each class of Common Stock voting as a separate class.

     Part 9. Definitions.

     "Affiliate" shall have the meaning given such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

     "Carried Interest" shall mean the rights and benefits provided hereunder to the Class G Common.

     "Closing Date" shall mean October 25, 1991.

     "Disposition Value" of (i) any share of any Loss Investment means an amount equal to (a) the amount realized on disposition of such share in connection with the disposition by Onex of such Loss Investment or (b) if no amount is realized on such share in connection with such disposition, the fair market value (as determined in good faith by the Board of Directors of the Corporation) of such share on its Loss Investment Date or (ii) any shares of any Potential Loss Investment means an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Corporation) of such share on the date of any distribution. The Disposition Value of any share shall not exceed its Unpaid Yield and Unreturned Original Cost.

     "Loss Investment" means any Portfolio Company previously disposed of and with respect to which Onex has not, at the time any distribution is made pursuant to Part 2 of Article Fourth, received its Original Cost and Yield on such Onex Loss Investment through the Loss Investment Date.

     "Loss Investment Date" means the date that a Loss Investment was disposed of or determined by Onex in good faith to be worthless.

     "Onex Loss Investment" means any common stock originally issued by any Loss Investment to Onex or its Affiliates that has rights and preferences substantially similar to those of the Class A Common.

     "Onex Potential Loss Investment" means any common stock originally issued by any Potential Loss Investment to Onex or its Affiliates that has rights and preferences substantially similar to those of the Class A Common.

     "Original Cost" of any shares of any class of common stock of any Portfolio Company as of any particular date will be equal to the amount of cash originally paid for such shares when they were issued.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Portfolio Company" means (i) for purposes of Section 2A of Article Fourth,
(a) a Person that now or hereafter has common stock originally issued to Onex or its Affiliates that has rights and preferences substantially similar to those of the Class A Common and common stock originally issued to TMB Industries Investments Inc., a Delaware corporation, or its Affiliates that has rights and preferences substantially similar to those of the Class B Common and (b) Dayton Superior Corporation, an Ohio corporation, and (ii) for purposes of Section 2B of Article Fourth, the Corporation.

     "Potential Loss Investment" means any Portfolio Company with respect to which Onex has reasonably determined at the time any distribution is made pursuant to Part 2 of Article Fourth that the value of such Onex Potential Loss Investment is less than the Original Cost and Yield on such Onex Potential Loss Investment.

     "Sale of the Corporation" shall mean a sale of the Corporation to a Person or Persons (other than Onex or any Affiliate of Onex) pursuant to which such Person or Persons acquire (i) a number shares of Common Stock which represents a majority of the outstanding shares of Common Stock (whether pursuant to the sale of shares of Common Stock or by merger, consolidation, recapitalization, reorganization or otherwise) or (ii) a number shares of Common Stock, par value $.01 per share ("JAC Common Stock"), of Johnstown America Corporation, a Delaware corporation and a wholly owned subsidiary of the Corporation ("JAC"), which represents a majority of the outstanding shares of JAC Common Stock (whether pursuant to the sale of shares of JAC Common Stock or by merger, consolidation, recapitalization, reorganization or otherwise) or (iii) all or substantially all of the assets of JAC.

     "Securities" shall mean "securities" as defined in Section 2(l) of the Securities Act of 1933, as amended.

     "Subsidiary" shall mean, with respect to any Person, any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through Subsidiaries.

     "Unpaid Yield" of any share of common stock of any Portfolio Company means an amount equal to the excess, if any, of (a) the aggregate Yield accrued and accumulated on such share over (b) the aggregate amount of distributions made by all Portfolio Companies that are designated (according to the distributing Portfolio Company's Certificate of Incorporation) as payment of Yield on such share.

     "Unreturned Original Cost" of any share of common stock of any Portfolio Company means an amount in cash equal to the excess, if any, of (a) the Original Cost of such share over (b) the aggregate amount of distributions in cash made by all Portfolio Companies that are designated (according to the distributing Portfolio Company's Certificate of Incorporation) as a return of Original Cost of such share.

     "Yield" means (i) for purposes of all shares of Common Stock other than shares of Class A Common, a yield on each share of Common Stock that will accrue and accumulate at the rate of 20.0% per annum of the Unreturned Original Cost thereof commencing on the date of issuance of such share, which yield shall accumulate and compound if not paid in cash at least annually or (ii) except as provided in (i) above, with respect to each share of common stock of any Portfolio Company, a yield on each share of common stock that will accrue and accumulate at the rate of 20.0% per annum of the Unreturned Original Cost thereof commencing on the date of the issuance of such share, which yield shall accumulate and compound if not paid in cash at least annually; provided that, solely for the purposes of clause (ii) above, the Yield on any share of common stock of any Portfolio Company shall cease accruing, accumulating and compounding on the Loss Investment Date of such share. In computing the amount of Yield accrued in respect of a fractional year, such amount shall be computed on the basis of a 365-day year and actual number of days elapsed.

PREFERRED STOCK

     The Board of Directors shall have the express authority from time to time to fix or change the division of the Preferred Stock into series and the designation and authorized number of shares of each series and to provide for each such series: voting powers, full or limited or no voting powers; dividend rates; dates of payment of dividends; dates from which dividends are cumulative; liquidation prices; redemption rights and prices; sinking fund requirements; conversion rights; restrictions on the issuance of shares of other series of Preferred Stock; and such other designations, preferences and relative participating options or other special rights and qualifications, powers, limitations or restrictions thereon as may be determined by the Board of Directors.

     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3) The number of directors of the Corporation shall be five. Election of directors need not be by written ballot unless the By-Laws so provide.

          (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Fifth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions to the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     SEVENTH: Subject to Article Fourth, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               JAC HOLDINGS, INC.


                    _________________________________________

                     Pursuant to Sections 242 and 228 of the
                General Corporation Law of the State of Delaware
                    _________________________________________



     JAC Holdings, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

     FIRST: Clause (viii) of Article FOURTH of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

          "(viii) 975,000 shares of Class H Common Stock par value $.01 per share (the "Class H. Common");"

     SECOND: The foregoing amendment was duly adopted in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, JAC Holdings, Inc. has caused this Certificate to be duly executed in its corporate name this 22nd day of July, 1992.

                                   JAC HOLDINGS, INC.


                                   By:  /s/ Anthony J. Garcia
                                        -------------------------------
                                        Name:   Anthony J. Garcia
                                        Title:  Vice President


ATTEST:


By:   /s/ Edward Whalen
      --------------------------------
      Name:   Edward Whalen
      Title:  Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               JAC HOLDINGS, INC.


                    _________________________________________

                     Pursuant to Sections 242 and 228 of the
                General Corporation Law of the State of Delaware
                    _________________________________________



     JAC Holdings, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

     FIRST: Article FIRST of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

          "The name of the Corporation is Johnstown America Industries, Inc. (hereinafter the "Corporation")."

     SECOND: The foregoing amendment was duly adopted in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, JAC Holdings, Inc. has caused this Certificate to be duly executed in its corporate name this 21st day of May, 1993.

                                  JAC HOLDINGS, INC.


                                  By:    /s/ Anthony J. Garcia
                                         ----------------------------------
                                         Name:      Anthony J. Garcia
                                         Title:     Vice President


ATTEST:


By:     /s/ Edward Whalen
        -----------------------------
        Name:     Edward Whalen
        Title:    Secretary

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       JOHNSTOWN AMERICA INDUSTRIES, INC.


                    _________________________________________

                    Pursuant to Section 103, Section 242 and
                  Section 245 of the General Corporation Law of
                              the State of Delaware
                    _________________________________________


     The undersigned, Anthony J. Garcia and Edward J. Whalen, certify that they are Executive Vice President and Secretary, respectively, of Johnstown America Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and do hereby further certify as follows:

     FIRST: The name of the Corporation is Johnstown America Industries, Inc.

     SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 18, 1991 under the name FCD Acquisition Corp.

     THIRD: This Restated Certificate of Incorporation was duly adopted by the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL").

     FOURTH: Upon this Restated Certificate of Incorporation becoming effective pursuant to the GCL (the "Effective Time"), and without any further action on the part of the Corporation or its stockholders: (i) the 7,896,428 shares of the Corporation's Class A Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be reclassified, changed and converted into 2,548,357 shares of common stock, par value $.01 per share ("Common Stock"), of the Corporation; (ii) the 618,965 shares of the Corporation's Class B Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be reclassified, changed and converted into 373,680 shares of Common Stock; (iii) the 1,446,429 shares of the Corporation's Class C Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be reclassified, changed and converted into 483,521 shares of Common Stock; (iv) the 964,286 shares of the Corporation's Class D Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be reclassified, changed and converted into 322,347 shares of Common Stock; (v) the 1,000,000 shares of Class E Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be reclassified, changed and converted into 400,000 shares of Common Stock; (vi) the 2,273,892 shares of Class F Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be reclassified, changed and converted into 593,361 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), of the Corporation; (vii) the

100 shares of Class G Common Stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be reclassified, changed and converted into 991,591 shares of Common Stock; (viii) the 1,012,700 shares of Class H Common Stock, par value $.01 per share, issued and outstanding or subject to issuance immediately prior to the Effective Time shall automatically be reclassified, changed and converted into 405,080 shares of Common Stock; (ix) the 500,000 shares of Class I Common Stock, par value $.01 per share, subject to issuance immediately prior to the Effective Time shall automatically be reclassified, changed and converted into 167,142 shares of Common Stock; and (x) the 1,304,348 shares of Class J Common Stock, par value $.01 per share, subject to issuance immediately prior to the Effective Time shall automatically be reclassified, changed and converted into 521,739 shares of Common Stock. No fractional shares of Common Stock or Class B Common Stock will be issued after the Restated Certificate becomes effective; instead, each fractional share will be rounded to the nearest whole shares.

     FIFTH: The text of the Restated Certificate of Incorporation of the Corporation, as amended, is hereby further amended and restated to read in its entirety as set forth in Exhibit A attached hereto.

     IN WITNESS WHEREOF, Johnstown America Industries, Inc. has caused this Restated Certificate of Incorporation to be signed by Anthony J. Garcia, its Executive Vice President, and attested by Edward J. Whalen, its Secretary, this 14th day of July, 1993.


                                     JOHNSTOWN AMERICA INDUSTRIES, INC.


                                     By:    /s/ Anthony J. Garcia
                                            ----------------------------
                                            Anthony J. Garcia
                                            Executive Vice President


Attest:


/s/ Edward J. Whalen
--------------------------
Edward J. Whalen
Secretary

                                                                       EXHIBIT A


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       JOHNSTOWN AMERICA INDUSTRIES, INC.


     FIRST: The name of the corporation is Johnstown America Industries, Inc. (hereinafter the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

     FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 221,000,000 shares consisting of 200,000,000 shares of common stock with a par value of $.01 per share (the "Common Stock"), 1,000,000 shares of Class B Common Stock with a par value of $.01 per share (the "Class B Common Stock"), and 20,000,000 shares of preferred stock with a par value of $.01 per share (the "Preferred Stock").

     I. Common Stock and Class B Common Stock. Except as otherwise provided in this Article Fourth or as otherwise required by applicable law, shares of Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

     (a) Voting Rights. Except as otherwise provided in this Article Fourth or as otherwise required by applicable law, holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders and holders of shares of Class B Common Stock shall have no voting rights.

     (b) Conversion Rights. Each record holder of Common Stock shall be entitled at any time, if such holder has or is reasonably expected to have a Regulatory Issue, to convert any or all of the shares of such holder's Common Stock into the same number of shares of Class B Common Stock. For purposes of this paragraph, a holder will be deemed to have a "Regulatory Issue" when such holder and such holder's affiliates would own, control or have power over a greater quantity of securities of any kind issued by the Corporation than is permitted under any applicable requirement of any governmental authority, or would not be able to hold an investment or provide financing to the Corporation in compliance with any applicable requirement of any governmental authority.

     Upon the occurrence (or the expected occurrence as described in the next paragraph) of any Conversion Event, each record holder of Class B Common Stock shall be entitled to convert into the same number of shares of Common Stock any or all of the shares of such holder's Class B Common Stock being (or expected to be) distributed, disposed of or sold in connection with the occurrence (or the expected occurrence as described below) of a Conversion Event. For purposes of this paragraph, a "Conversion Event" shall mean (i) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (ii) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors (the "Board of Directors") or a committee thereof), (iii) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Class B Common Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (iv) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (v) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934
Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Board of Directors or a committee thereof). For purpose of this paragraph, "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

     Each record holder of Class B Common Stock shall also be entitled to convert shares of Class B Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Class B Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event will occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Class B Common Stock so converted before the tenth day following such Conversion Event and will reserve such snares until such tenth day for reissuance in compliance with the next sentence. If any shares of Class B Common Stock are converted into shares of Common Stock in connection with a Conversion Event and such shares of Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Common Stock shall be promptly converted back into the same number of shares of Class B Common Stock.

     Unless otherwise provided in connection with a Conversion Event, each conversion of shares of one class of common stock into shares of the other class of common stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such common stock stating that such holder desires to convert the shares, or a stated number of the shares, of such common stock represented by such certificate or certificates into shares of the other class of common stock. Unless otherwise provided in connection with a Conversion Event, each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Common Stock or Class B Common Stock, as the case may be, as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the shares issuable upon such conversion and (b) a certificate representing any shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. The issuance of certificates upon conversion will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion.

     The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the conversion of the Class B Common Stack, such number of shares of Common Stock issuable upon the conversion of all outstanding Class B Common Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, full paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares in an manner which would interfere with the timely conversion of any shares.

     The Corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which any Regulated Stockholder (as defined in the following paragraph) would be required to take (a) any voting securities which would cause such holder to hold more than 4.99% of the outstanding shares of any "class" of voting securities, or (b) any securities convertible into voting securities which if such conversion took place would cause such holder to hold more than 4.99% of the outstanding shares of any "class" of voting securities other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any violation of Regulation Y (as defined below), provided that each such Regulated Stockholder shall convert or take such other action (which action does not adversely affect such Regulated Stockholder) with respect to the common stock it owns, controls or has the power to vote in order to permit the Corporation to consummate any such merger, consolidation or recapitalization. The term "class" shall be determined by reference to Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225), or any successor to such regulation ("Regulation Y") and all authoritative interpretations of Regulation Y. The Corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock of the Corporation or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Stockholder (other than any such stockholder which has requested that the Corporation take such action, or which otherwise waives in writing its rights hereunder to more then 4.99% of the outstanding shares of such voting securities), unless the Corporation gives written notice (the "Deferral Notice") of such action to each Regulated Stockholder. The Corporation will defer making any such conversion or taking any such other action for a period of 30 days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulated Stockholder to convert or take any other action with respect to the common stock it owns, controls or has the power to vote in order to permit the Corporation to consummate any such conversion or other action specified in the Deferral Notice without violating this paragraph. Each such Regulated Stockholder shall convert or take such other action (which action does not adversely affect such Regulated Stockholder) with respect to the common stock it owns, controls or has the power to vote in order to permit the Corporation to consummate any such conversion or other action without violating this paragraph and shall notify the Corporation in writing within 20 days of the issuance of the Deferral Notice of the conversion or other action to be taken with respect to such shares of common stock. Thereupon, the Corporation shall (i) defer taking the pending action until the end of the Deferral Period, (ii) promptly notify from time to time each other Regulated Stockholder holding shares of each proposed conversion and the proposed transactions, and (iii) effect the conversions requested by all Regulated Stockholders in response to the notices issued pursuant to this paragraph at the end of the Deferral Period. The Corporation will not directly or indirectly redeem, purchase, acquire or take any other action affecting outstanding shares of common stock if such action will increase above 24.9% the percentage of outstanding common stock owned or controlled by any Regulated Stockholder and its affiliates (other than a stockholder which waives in writing its rights under this paragraph), provided that each such Regulated Stockholder shall convert or take such other action (which action does not adversely affect such Regulated Stockholder) with respect to the common stock it owns, controls or has the power to vote in order to permit the Corporation to consummate any such conversion or other action without violating this paragraph.

     As used herein, the term "Regulated Stockholder" shall mean any stockholder that is subject to the provision of Regulation Y or any successor to such regulation, provided that, except in the case of Chemical Equity Associates, a California Limited Partnership, such stockholder gives the Corporation written notice that it is subject to such provisions of Regulation Y.

     Notwithstanding anything to the contrary herein, no amendment or waiver of any provision pertaining to the conversion rights of the Common Stock and Class B Common Stock shall be effective without the prior approval of the holders of a majority of the then outstanding Class B Common stock voting as a separate class.

     II. Preferred Stock. Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred

Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

     FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be not less than three nor more than nine, the exact number to be fixed from time to time by the Board of Directors. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall be qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     SIXTH: At the earlier of (x) such time as Onex U.S. Investments Inc., an Ontario corporation ("Onex"), has sold or otherwise transferred in one or more transactions to any persons or entities other than Affiliates (as hereinafter defined) of Onex 50% or more of (i) the 2,308,450 shares of Common Stock held by it after consummation of the initial public offering (the "Offering") of shares of Common Stock or (ii) if the over-allotment option granted to the underwriters in connection with the Offering is exercised, the 2,017,500 shares of Common Stock held by it after exercise of such over-allotment option or (y) such time as Onex has given its consent in writing to the Corporation, and without any further action by the Corporation, the Board of Directors or the Corporation's stockholders, the provisions of this Article Sixth shall become and thereafter shall remain effective. The number of shares referred to in clauses (x) and (y) of the previous sentence shall be adjusted to reflect any stock split or other amendments to, or reclassifications of, the capital stock of the Corporation. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, with each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The then chairman of the Board of the Corporation shall designate the initial class of each director. The term of the initial Class I directors shall terminate on the date of the first annual meeting of stockholders thereafter; the term of the initial Class II directors shall terminate on the date of the second annual meeting of stockholders thereafter; and the term of the initial Class III directors shall terminate on the date of the third annual meeting of stockholders thereafter. At the first annual meeting of stockholders after the Board of Directors has been divided into classes and at each annual meeting of stockholders thereafter, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors, howsoever resulting, may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. Any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation then entitled to vote generally in the election of directors.

     For purposes of this Restated Certificate of Incorporation, the term "Affiliate" shall mean, with respect to any person, any of (a) a director or executive officer of such person, (b) a spouse, parent, sibling or descendant of such person (or a spouse, parent, sibling or descendant of any director or executive officer of such person), and (c) any other person that, directly or indirectly, controls or is controlled by or is under common control with such person. For the purpose of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by contract or agency or otherwise.

     SEVENTH: At the earlier of (x) such time as Onex has sold or otherwise transferred in one or more transactions to any persons or entities other than Affiliates of Onex 50% or more of (i) the 2,308,450 shares of Common Stock held by it after consummation of the Offering or (ii) if the over-allotment option granted to the underwriters in connection with the Offering is exercised, the 2,017,500 shares of Common Stock held by it after exercise of such over-allotment option or (y) such time as Onex has given its consent in writing to the Corporation, and without any further action by the Corporation, the Board of Directors or the Corporation's stockholders, the provisions of this Article Seventh shall become and thereafter shall remain effective. The number of shares referred to in clauses (x) and (y) of the previous sentence shall be adjusted to reflect any stock split or other amendments to, or reclassifications of, the capital stock of the Corporation. Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation. Special meetings of the stockholders of the Corporation may not be called by any other person or persons. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL.

     EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     NINTH: Meetings of the stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

     TENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation; provided, however, that Article IX of the By-laws shall be amended (i) only with the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation then entitled to vote generally in the election of directors or (ii) by the unanimous vote of the Board of Directors then in office.

     ELEVENTH: Except as contemplated by Article Twelfth, the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend Article Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh or Twelfth of this Restated Certificate of Incorporation, other than technical amendments.

     TWELFTH: Except as otherwise contemplated by the provisions of this Restated Certificate of Incorporation, the Corporation reserves the right to repeal, alter, amend, or rescind any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                          AND RIGHTS OF SERIES A JUNIOR
                          PARTICIPATING PREFERRED STOCK
                                       OF
                       JOHNSTOWN AMERICA INDUSTRIES, INC.


 Pursuant to Section 151 of the General Corporation Law of the State of Delaware


     The undersigned officer of Johnstown America Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on October 4, 1995, adopted the following resolution creating a series of 20,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provision of its Amended and Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 20,000.

     Section 2. Dividends and Distributions.

     (A) The holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after October 4, 1995 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred

Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

     (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(c) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

     (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him or her at his or her last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (l0%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this Paragraph
(C) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

     (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Paragraph
(C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Paragraph
(C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

     (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of Paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4. Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of Shares of Series A Junior Participating Preferred Stock shall have received an amount equal to 1000 times the Exercise Price, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1000 (as appropriately adjusted as set forth in subparagraph
(C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the nu-merator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

     Section 9. Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     Section 10. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

     IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 4th day of October, 1995.


                                JOHNSTOWN AMERICA INDUSTRIES, INC.


                                By:    /s/  Andrew M. Weller
                                       -----------------------------
                                       Andrew M. Weller
                                       Executive Vice President and
                                         Chief Financial Officer

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

                                  WITH AND INTO

                       JOHNSTOWN AMERICA INDUSTRIES, INC.


                         (Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware)


     JOHNSTOWN AMERICA INDUSTRIES, INC., a Delaware corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: The Corporation owns all of the outstanding shares of common stock (the only outstanding class of stock) of TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC., a corporation incorporated on the 11th day of June, 1999 (the "Subsidiary"), pursuant to the General Corporation Law of the State of Delaware, 8 Del. C. ss. 101 et seq. (the "DGCL").

     SECOND: The Corporation, by resolutions (the "Resolutions of Merger") duly adopted by its Board of Directors, at a meeting thereof duly called and held on the 9th day of June, 1999, at which a quorum was present and acting throughout, determined to effect a merger of said Subsidiary into itself, pursuant to
Section 253 of the DGCL, in which the Corporation shall be the surviving corporation (the "Merger"). A true and correct copy of the Resolutions of Merger is annexed hereto as Exhibit A and incorporated herein by reference. The Resolutions of Merger have not been amended, modified, rescinded or revoked and are in full force and effect on the date hereof.

     THIRD: That, as provided in the Resolutions of Merger: (a) Pursuant to
Section 253(b) of the DGCL, upon the Merger becoming effective, the name of the surviving corporation shall be changed from "Johnstown America Industries, Inc." to "Transportation Technologies Industries, Inc."

     FIFTH: The certificate of incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation.

                            [signature page follows]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 11th day of June, 1999.


                           JOHNSTOWN AMERICA INDUSTRIES, INC.


                           By:    /s/ Kenneth M. Tallering
                                  -------------------------------------------
                                  Name: Kenneth M. Tallering
                                  Office: Vice President, General Counsel and
                                             Secretary

                                                                       EXHIBIT A

                              RESOLUTIONS OF MERGER


     WHEREAS, Johnstown America Industries, Inc., a Delaware corporation (the "Corporation"), owns all of the outstanding shares of the capital stock of Transportation Technologies Industries, Inc., a Delaware corporation ("Subsidiary"); and

     WHEREAS, the Board of Directors of the Corporation has deemed it advisable that the Subsidiary be merged with and into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL");

     NOW, THEREFORE, BE IT RESOLVED, that the Subsidiary be merged with and into the Corporation pursuant to Section 253 of the DGCL (the "Merger");

     RESOLVED, FURTHER, the Corporation shall be the corporation surviving the Merger and shall continue its corporate existence under the DGCL, including, without limitation, the provisions of Section 259 of the DGCL, and shall possess all of the rights and assets of the constituent corporations and be subject to and be deemed to have hereby assumed, all the liabilities and obligations of each of the constituent corporations in accordance with the provisions of the DGCL;

     RESOLVED, FURTHER, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Corporation shall remain unchanged and continue to remain outstanding as one share of common stock of the Corporation, held by the person who was the holder of such share of common stock of the Corporation immediately prior to the Merger;

     RESOLVED, FURTHER,, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be canceled and no consideration shall be issued in respect thereof;

     RESOLVED, FURTHER, that the certificate of incorporation of the Corporation, as in effect immediately prior to the effective time of the Merger, shall continue in full force and effect as the certificate of incorporation of the surviving corporation, until amended as provided by law, except that upon the effective time of the Merger, in accordance with Section 253(b) of the DGCL, the certificate of incorporation of the Corporation shall be, and hereby is, amended to change the name of the Corporation from "Johnstown America Industries, Inc." to "Transportation Technologies Industries, Inc." Pursuant to
Section 104 of the DGCL, the filed Certificate of Ownership and Merger shall have the effect of striking the text of Article I of the certificate of incorporation of the Corporation in its entirety and inserting in lieu thereof the following:

                                   "ARTICLE I
                                      NAME

     The name of the corporation is Transportation Technologies Industries, Inc. (the "Corporation")."

     RESOLVED, FURTHER , that the By-laws of the Corporation, as in effect immediately prior to the effective time of the Merger, shall continue in full force and effect as the By-laws of the surviving corporation until amended or repealed as therein provided, except that the By-laws of the Corporation shall be, and hereby are, amended to delete the name "Johnstown America Industries, Inc." wherever it may therein appear, and substitute therefor in all such places the name "Transportation Technologies Industries, Inc.";

     RESOLVED, FURTHER, that the officers and directors of the Corporation immediately prior to the effective time of the Merger shall continue to be the officers and directors of the surviving corporation and shall serve until their respective successors have been duly appointed or duly elected and qualified, as the case may be;

     RESOLVED, FURTHER, that the proper officers of the Corporation be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Corporation, a Certificate of Ownership and Merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                       TRANSPORTATION ACQUISITION I CORP.
                                  WITH AND INTO
                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.


                        _________________________________

                     Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware

                        _________________________________


     Transportation Acquisition I Corp. (the "Company"), pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

     FIRST: That the name and state of incorporation of each of the constituent corporations to the merger are as follows:

     Name                                              State of Incorporation
     ----                                              ----------------------

     Transportation Acquisition I Corp.                Delaware
     Transportation Technologies Industries, Inc.      Delaware

     SECOND: That the Company owns more than 90% of the outstanding shares of the Common Stock, par value $0.01 per share, of Transportation Technologies Industries, Inc., which is the only outstanding class of capital stock of Transportation Technologies Industries, Inc.;

     THIRD: That the sole director of the Company, by written consent dated March 9, 2000, pursuant to Section 141(f) of the DGCL, duly adopted resolutions authorizing the merger of the Company with and into Transportation Technologies Industries, Inc. pursuant to Section 253 of the DGCL (the "Merger"). A true copy of such resolutions is annexed hereto as Exhibit A. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

     FOURTH: That the stockholders of the Company, by written consent dated March 9, 2000, pursuant to Section 228 of the DGCL, have approved the merger of the Company with and into Transportation Technologies Industries, Inc. pursuant to Section 253 of the DGCL.

     FIFTH: That the Company will be merged with and into Transportation Technologies Industries, Inc., with Transportation Technologies Industries, Inc. as the corporation surviving the Merger.

     SIXTH: That at the effective time of the Merger (the "Effective Time"), the Restated Certificate of Incorporation of Transportation Technologies Industries, Inc., shall be amended in its entirety to read in the form attached hereto as Exhibit B, and such Restated Certificate of Incorporation shall be the Certificate of Incorporation of the, surviving corporation.

     SEVENTH: That in accordance with Section 103(d) of the DGCL, the Merger shall be effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, Transportation Acquisition I Corp. has caused this Certificate of Ownership and Merger to be executed in its corporate name this 9th day of March, 2000.


                              TRANSPORTATION ACQUISITION I CORP.


                              By:  /s/ Thomas M. Begel
                                   --------------------------------------------
                                   Name:    Thomas M. Begel
                                   Office:  Chairman of the Board and President

                                                                       EXHIBIT A

                           CONSENT IN LIEU OF MEETING
                                       OF
                                THE SOLE DIRECTOR
                                       OF
                       TRANSPORTATION ACQUISITION I CORP.


     The undersigned., being the sole director of Transportation Acquisition I Corp., a Delaware corporation (the "Company"), acting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, hereby adopts, by this written consent, the following resolutions and directs that this written consent be filed with the minutes of the proceedings of the Board of Directors of the
Company:

          RESOLVED, that the Company merge itself (the "Merger") with and into Transportation Technologies Industries, Inc., a Delaware corporation ("TTII"), which shall be the surviving corporation (the "Surviving Corporation"), pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"); and

          FURTHER RESOLVED, that by virtue of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of the Company shall be converted into and become one validly issued, fully paid and nonassessable share of preferred stock, per value $0.01 per share, of the Surviving Corporation; and

          FURTHER RESOLVED, that by virtue of the Merger, each issued and outstanding share of preferred stock, par value $0.01 per share, of the Company shall be converted into and become one validly issued, fully paid and nonassesssble share of preferred stock, par value $0.01 per share, of the Surviving Corporation; and

          FURTHER RESOLVED, that by virtue of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of TTII immediately prior to the effective time of the Merger (collectively, "Shares") (other than (i) shares held in TTII's treasury, (ii) shares held directly or indirectly by the Company or by a Participant (as such term is defined in the Agreement and Plan of Merger, dated as of January 28, 2000, between the Company and TTII) and (iii) shares which are held by a stockholder who has properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL) shall be converted into the right to receive $21.50 in cash, without interest (the "Per Share Amount"), upon surrender of the certificate formerly representing such Share in accordance with the Agreement and Plan of Merger, dated as of January 28, 2000, between the Company and TTII; and

          FURTHER RESOLVED, that by virtue of the Merger, each Share that is held in TTII's treasury or that is owned by the Company or any subsidiary of the Company, shall automatically be cancelled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefore; and

          FURTHER RESOLVED, that by virtue of the Merger, each Share that is held by a Participant shall be converted into the right to retain one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation (a "Retained Share"), or the right to receive the Per Share Amount, upon surrender of the certificate formerly representing such Share, as agreed to between the Company and each Participant; and

          FURTHER RESOLVED, that by virtue of the Merger; each Share to be converted into the right to receive either the Per Share Amount or the Retained Shares, when so converted, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist; and

          FURTHER RESOLVED, that at the effective time of the Merger (the "Effective Time"), the certificate of incorporation of TTII shall be amended and restated in its entirety to read in the form of the certificate of incorporation of the Company as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law; and

          FURTHER RESOLVED, that at the effective time of the Merger (the "Effective Time"), the by-laws of TTII shall be amended and restated in its entirety to read in the form of the by-laws of the Company as in effect immediately prior to the Effective Time, and such amended and restated by-laws shall be the by-laws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable laws; and

          FURTHER RESOLVED, that the directors of the Company immediately prior to the Merger shall be the directors of the Surviving Corporation, each to hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the by-laws of the Surviving Corporation, or as otherwise provided by law; and

          FURTHER RESOLVED, that the President or any Vice-President of the Company, acting individually, and the Secretary of the Company be, and each of them hereby is, authorized and directed to execute and acknowledge in the name of and on behalf of the Company, a Certificate of Ownership and Merger setting forth, among other things, a copy of these resolutions and the date of their adoption; and that such officers are hereby authorized and directed to cause such executed Certificate of Ownership and Merger to be filed in the Office of the Secretary of State of the State of Delaware and to cause a certified copy of such Certificate to be recorded in the Office of the Recorder of Deeds of New Castle County, all in accordance with Sections 103 and 253 of the DGCL; and

          FURTHER RESOLVED, that the Merger shall become effective and the corporate existence of the Company shall cease upon the filing of such Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with Sections 103 and 253 of the DGCL; and

          FURTHER RESOLVED, that the appropriate officers of the Company be, and each of them hereby is, authorized and directed to take or cause to be taken all such further actions and to execute and deliver or cause to be delivered all such further instruments and documents in the name and on behalf of the Company, and to incur all such fees and expenses as in their judgment shall be necessary or advisable in order to carry out fully the intent and purposes of the foregoing resolutions; and

          FURTHER RESOLVED, that all actions previously taken by an officer or director of the Company in connection with the transactions contemplated by these resolutions are hereby adopted, ratified, confirmed and approved in all respects.

                                                                       EXHIBIT B

                                    RESTATED

                         CERTIFICATE OF INCORPORATION OF

                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.


     FIRST: The name of the Corporation is TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC. (the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

     FOURTH: (a) The total number of shares of stock which the Corporation shall have authority to issue is 20,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 400,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The Board of Directors of the Corporation (the "Board of Directors") has authorized the issuance of 173,000 shares of the 14 1/2% Senior Redeemable Preferred Stock, Series A, with such powers, preferences, rights, qualifications, limitations and restrictions as are set forth in Exhibit 1 to this Exhibit B.

     (b) The powers, preferences and rights, and the qualifications, limitations and restriction, of each class of the Common Stock are as follows:

     (1) Subject to clause (2) of this paragraph (b) of this Article FOURTH, the powers, preferences and rights of the shares of Common Stock, and the qualifications, limitations and restriction thereof, shall be in all respects identical.

     (2) The holders of any outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder and shall be entitled to vote with respect to all matters as to which a stockholder of a Delaware corporation would be entitled to vote. Notwithstanding the foregoing, unless permitted under applicable law (as determined by the affected holder of Common Stock), if shares of Common Stock owned by any person subject to the provisions of the Bank Holding Company Act of 1956, as amended (the "BHC Act") (such person is referred to herein as a "Regulated Entity") represent more than 5% of the total issued and outstanding shares of Common Stock (including shares of Common Stock held by affiliates (as defined in the BHC Act) of the Regulated Entity), those shares that represent the excess over the 5% limit shall be non-voting Common Stock so long as such shares continue to be held by a Regulated Entity or its affiliates (as defined in the BHC Act), such shares of non-voting Common Stock shall not be included in determining whether the requisite percentage of shares has consented to, approved, adopted or taken any action and shall in all other respects be equivalent to all other outstanding shares of Common Stock; provided that such shares shall not be non-voting on matters that significantly and adversely affect the rights or preferences of the Common Stock as determined by such Regulated Entity. Any Common Stock that is non-voting pursuant to this paragraph while held by a Regulated Entity shall become voting upon transfer to any entity that is not a Regulated Entity.

     (3) Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.

     (4) In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock that may at the time be outstanding, in proportion to the number of shares held by them, respectively.

     (5) Except as otherwise agreed to by the Corporation, no holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

     FIFTH: (a) The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

     (1) Subject to the other provisions in this Article FIFTH, the business and affairs off the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be not less than 3 nor more than 10, the exact number to be fixed from time to time by the Board of Directors.

     (2) Except as otherwise required by law or the provisions hereof, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. Unless otherwise provided herein or in the by-laws of the Corporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     (3) Except as otherwise provided by law or by the by-laws of the Corporation, the holders of a majority of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders of the Corporation for the transaction of business. If, how-ever, such quorum shall not be present or represented at any meeting of the stockholders of the Corporation, the stockholders of the Corporation entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of the Corporation entitled to vote at the meeting. Unless otherwise required by law, the by-laws of the Corporation or by the provisions of Stockholders' Agreement, dated as of March 9, 2000 (the "Stockholders Agreement"), by and among Caravalle Investment Fund, L.L.C., CIBC WMC Inc. Albion Alliance Mezzanine Fund, L.P., Albion Alliance Mezzanine Fund II, L.P., Transportation Technologies Industries, Inc., and the persons listed on Exhibit A attached thereto, who are or become signatories to the Stockholders Agreement, any question brought before any meeting of stockholders of the Corporation shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder of the Corporation represented at a meeting of stockholders of the Corporation shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders of the Corporation who have not consented in writing.

     (4) Nothing contained herein or in the Stockholders Agreement, express or implied, shall relieve any officer or director of the Corporation or any of its subsidiaries, or any stockholder of the Corporation, of any fiduciary or other duties or obligations they may have to the stockholders of the Corporation.

     (5) Subject to the provisions of the Stockholders Agreement, the directors shall have concurrent power with the stockholders of the Corporation to make, alter, amend, change, add to or repeal the by-laws of the Corporation.

     (6) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

     (7) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     (8) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, any by-laws adopted by the stockholders and the Stockholders Agreement; provided, however, that no by-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such by-laws had not been adopted.

     SIXTH: At such time as the Corporation has consummated a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act of 1933, as amended, which public offering accounted for at least 20% of the outstanding Common Stock of the Corporation on a fully-diluted basis and yielded net proceeds of not less than $75.0 million, and without any further action by the Corporation, the Board of Directors or the Corporation's stockholders, the provisions of this Article SIXTH shall become and thereafter shall remain effective.

     (a) The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, with each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The then Chairman of the Board of the Corporation shall designate the initial class of each director. The total of the initial Class I directors shall terminate on the date of the first annual meeting of stockholders thereafter; the term of the initial Class II directors shall terminate on the date of the second annual meeting of stockholders thereafter; and the term of the initial Class III directors shall terminate on the date of the third annual meeting of stockholders thereafter. At the first annual meeting of stockholders after the Board of Directors has been divided into classes and at each annual meeting of stockholders thereafter, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as neatly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of my incumbent director. Any vacancy on the Board of Directors, however resulting, may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. Any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation then entitled to vote generally in the election of directors.

     (b) Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation. Special meetings of stockholders of the

Corporation may not be called by any other person or persons. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the by-laws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL.

     SEVENTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

     EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the bylaws of the Corporation; provided, however, that Article IX of the by-laws of the Corporation shall be amended (a) only with the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation than entitled to vote generally in the election of directors or (b) by the unanimous vote of the Board of Directors then in office.

     NINTH: Except as contemplated by Article TENTH, the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend Articles FIFTH, SIXTH, SEVENTH, EIGHTH or NINTH of this Amended and Restated Certificate of Incorporation, other than technical amendments.

     TENTH: Except as otherwise contemplated by the provisions of this Amended and Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders of the Corporation herein are granted subject to this reservation.

                                                          EXHIBIT 1 TO EXHIBIT B


              THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,
                  OPTIONAL AND OTHER SPECIAL RIGHTS OF 14 1/2%
                SENIOR REDEEMABLE PREFERRED STOCK, SERIES A, AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF


     (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a class of Preferred Stock designated as the "14 1/2% Senior Redeemable Preferred Stock." The number of shares constituting such class shall be 173,000 and are referred to herein as the "Senior Preferred Stock." 70,000 shares of Senior Preferred Stock, designated as the "14 1/2% Senior Redeemable Preferred Stock, Series A," shall be initially issued with an additional 103,000 shares of Senior Preferred Stock reserved for issuance in accordance with paragraph (c) (i) hereof. The Corporation may issue up to one additional series of the Senior Preferred Stock (designated as the "14 l/2% Senior Redeemable Preferred Stock, Series S") pursuant to this Resolution and Certificate of Designation to Holders of the 14 1/2% Senior Redeemable Preferred Stock, Series A, in exchange for shares of the 14 1/2% Senior Redeemable Preferred Stock, Series A, as is necessary to comply with the registration and exchange provisions of the Registration Rights Agreement and for issuance in accordance with paragraph (c)(i) hereof following such exchange. The liquidation preference of the Senior Preferred Stock shall be $1,000.00 per share.

     (b) Rank. The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation, rank (i) senior (to the extent set forth herein) to all classes of Common Stock of the Corporation and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Senior Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with all classes of Common Stock of the Corporation, as "Junior Securities"); (ii) on a parity with any class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which expressly provide that such class or series will rank on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution (collectively referred to as "Parity Securities"), provided that any such Parity Securities that were not approved by the Holder in accordance with paragraph
(f)(ii)(A) hereof (to the extent such approval is required) shall be deemed to be Junior Securities and not Parity Securities; and (iii) junior to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which expressly provide that such class or series will rank senior to the Senior Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities"), provided that any such Senior Securities that were not approved by the Holders in accordance with paragraph (f)(ii)(B) hereof shall be deemed to be Junior Securities and not Senior Securities.



                                     B-1-1

     (c) Dividends.

     (i) From the Issue Date, the Holders of the outstanding shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Senior Preferred Stock at a rate per annum, equal to 14 1/2% of the liquidation preference per share of Senior Preferred Stock. All dividends shall be cumulative, whether or not earned or declared, an a daily basis from the Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the Issue Date. All unpaid dividends will compound on a quarterly basis at a rate per annum equal to the then applicable dividend rate. Dividends accumulating on or prior to March 15, 2005, shall be paid by the issuance of additional shares of Senior Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. In the event that on or prior to March 15, 2005, dividends are declared and paid through the issuance of additional shares of Senior Preferred Stock as provided in the previous sentence, such dividends shall be deemed paid in full and shall not accumulate. Dividends accumulating after March 15, 2005, must be paid in cash (when, as and if declared by the Board of Directors out of funds legally available therefor). If
(A) any dividend payable on any Dividend Payment Date subsequent to March 15, 2005, is not paid in full in cash on such Dividend Payment Date, or (B) at any time, any of the types of Voting Rights Triggering Events described in clauses
(2), (3), (4) or (5) of paragraph (f)(iv)(A) shall have occurred, the per annum dividend rate will be increased by 2.0% per annum (y) from such Dividend Payment Date until such dividend is paid in full in cash (in the case of clause (A) above) or (z) from the occurrence of any such Voting Rights Triggering Event until the termination of any such Voting Rights Triggering Event (in case of clause (B) above), as the case may be. After the date on which such dividend is paid in cash or such Voting Rights Triggering Event ceases to exist, the dividend rate will revert to the rate originally borne by the Senior Preferred Stock. Each dividend shall be payable to the Holders of record as they appear on the stock books of the Corporation on the Dividend Record Date immediately preceding the related Dividend Payment Date.

     (ii) All dividends paid with respect to shares of the Senior Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto.

     (iii) Dividends accruing after March 15, 2005, on the Senior Preferred Stock for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (e)(i) may be declared and paid at any time, without reference to any Dividend Payment Date, to Holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors.

     (iv) (A) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities for any period unless (1) full cumulative dividends have been or contemporaneously are declared and paid in full, or declared and, if payable in cash, a sum in cash set apart sufficient for such payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities and (2) such payment is in compliance with paragraph (k)(ii) hereof. If any dividends are not so paid, all dividends declared upon shares of the



                                     B-1-2

Senior Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Senior Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Senior Preferred Stock and such Parity Securities bear to each other.

     (B) So long as any share of the Senior Preferred Stock is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Securities (other than dividends in Junior Securities to the holders of Junior Securities), or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities whether in cash, obligations or shares of the Corporation or other property (other than in exchange for Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options (other than in exchange for Junior Securities) unless (1) full cumulative dividends determined in accordance herewith on the Senior Preferred Stock have been paid in full for all full quarterly dividend periods ended prior to the date of such payment in respect of Junior Securities and (2) such payment is in compliance with paragraph (k)(ii) hereof.

     (C) So long as any share of the Senior Preferred Stock is outstanding, the Corporation shall not (except with respect to dividends as permitted by paragraph (c)(iv)(A)) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities whether in cash, obligations or shares of the Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options unless (1) full cumulative dividends determined in accordance herewith on the Senior Preferred Stock have been or contemporaneously are paid in full and (2) such payment is in compliance with paragraph (k)(ii) hereof.

     (v) Dividends payable on the Senior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed 30 days).

     (vi) Additional Dividends shall become due and payable with respect to the Senior Preferred Stock on the terms and subject to the conditions set forth in the Registration Rights Agreement.

     (d) Liquidation Preference.

     (i) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the Holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the liquidation preference for each share outstanding, plus, without duplication, an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount



                                     B-1-3
equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up) before any distribution shall be made or any assets distributed in respect of Junior Securities to the holders of any Junior Securities including, without limitation, Common Stock of the Corporation. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Senior Preferred Stock and all other Parity Securities are not paid in full, the Holders of the Senior Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Corporation first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends.

     (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation.

     (e) Redemption.

     (i) Optional Redemption. (A) The Corporation may redeem the Senior Preferred Stock at its option, in whole at any time or in part from time to time, on or after the Issue Date, subject to contractual and other restrictions with respect thereto, from any source of funds legally available therefor, in the manner provided for in paragraph (e)(iii) hereof, at the redemption prices in cash (expressed as a percentage of the liquidation preference) set forth below, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including Additional Dividends, if any) (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) if redeemed during the 12-month period beginning on each date listed below:

           Issue Date.................................     114.500%

           March 15, 2001.............................     114.500%

           March 15, 2002.............................     114.500%

           March 15, 2003.............................     112.083%

           March 15, 2004.............................     109.667%

           March 15, 2005.............................     107.250%

           March 15, 2006.............................     104.833%

           March 15, 2007.............................     102.417%

           March 15, 2008 and thereafter .............     100.000%;

provided that no redemption pursuant to this paragraph (e)(i)(A) shall be authorized or made unless prior thereto full accumulated and unpaid dividends (including Additional Dividends, if any) are declared and paid in full, or declared and a sum in cash is set apart sufficient for such



                                     B-1-4
payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date.

     (B) In the event of a redemption pursuant to paragraph (e)(i)(A) hereof of only a portion of the then outstanding shares of Senior Preferred Stock, the Corporation shall effect such redemption on a pro rata basis according to the number of shares held by each Holder of Senior Preferred Stock, except that the Corporation may redeem such shares held by Holders of fewer than one share (or shares held by Holders who would hold less than one share as a result of such redemption), as may be determined by the Corporation.

     (ii) Mandatory Redemption. On March 15, 2010 (the "Mandatory Redemption Date"), the Corporation shall redeem, to the extent of funds legally available therefor, all of the shares of Senior Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including Additional Dividends, if any) per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Mandatory Redemption Price").

     (iii) Procedures for Redemption. At least 15 days and not more than 90 days prior to the date fixed for any redemption of the Senior Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Senior Preferred Stock at such Holder's address as it appears in the register maintained by the transfer agent for the Senior Preferred Stock, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Senior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

          (1) that the redemption is pursuant to paragraph (e)(i)(A) hereof;

          (2) the redemption price;

          (3) whether all or less than all the outstanding shares of Senior Preferred Stock are to be redeemed and the total number of shares of Senior Preferred Stock being redeemed;

          (4) the Redemption Date;

          (5) that the Holder is to surrender to the Corporation, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Senior Preferred Stock to be redeemed; and

          (6) that dividends on the shares of Senior Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the redemption price.



                                     B-1-5

     (C) Each Holder of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     (D) On and after the Redemption Date, unless the Corporation defaults in the payment in full of the applicable redemption price, dividends on Senior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the redemption price; provided, however, that if a notice of redemption shall have been given as provided in paragraph (iii)(A) above and the funds necessary for redemption (including an amount in cash in respect of all dividends that will accumulate to the Redemption Date) shall have been irrevocably deposited in trust for the equal and ratable benefit for the Holders of the shares of Senior Preferred Stock to be redeemed, then, at the close of business on the Business Day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the redemption price.

     (f) Voting Rights.

     (i) The Holders of Senior Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (ii), (iii) and (iv) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

     (ii) (A) So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall not authorize or issue any class of Parity Securities without the affirmative vote or consent of Holders of at least a majority of the then outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting; provided, however, that no such vote or consent shall be necessary in connection with the issuance of additional shares of Senior Preferred Stock pursuant to the provisions of paragraph (c) of this Certificate of Designation.

     (B) So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall not authorize or issue any class of Senior Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

     (C) So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall not amend its Certificate of Incorporation or this Resolution and Certificate of Designation so as to affect adversely the rights, preferences, privileges or voting rights of



                                     B-1-6

Holders of shares of Senior Preferred Stock without the affirmative vote or consent of Holders of at least a majority of the issued and outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting; provided, however, that, without the affirmative vote or consent of each Holder of shares of Senior Preferred Stock affected, an amendment may not: (I) reduce the percentage of outstanding shares of Senior Preferred Stock whose Holders must consent to an amendment; (II) reduce the rate of or change the time for payment of dividends (including Additional Dividends) on any share of Senior Preferred Stock; (III) reduce the liquidation preference of or change or have the effect of changing the fixed redemption date of any share of Senior Preferred Stock, or change the date on which any share of Senior Preferred Stock may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (IV) make any share of Senior Preferred Stock payable in money other than that stated herein; or (V) affect the ranking of the Senior Preferred Stock in a manner adverse to the Holders.

     (iii) Without the affirmative vote or consent of Holders of a majority of the issued and outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as a separate class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Corporation shall not, in a single transaction or series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person unless: (I) at or prior to the consummation of such transaction all of the then outstanding shares of the Senior Preferred Stock are redeemed in accordance with the provisions of this Certificate of Designation or (II) (A) either (1) the Corporation is the continuing Person or (2) the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or to which the properties and assets of the Corporation are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume all of the obligations of the Corporation under this Resolution and Certificate of Designation and the obligations hereunder and thereunder shall remain in full force and effect; (B) if the Corporation is not the surviving Person, the Senior Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, and ranking in relation to all other Capital Stock then outstanding, that the Senior Preferred Stock had immediately prior to such transaction; (C) except in the case of the Merger, immediately after giving effect to such transaction on a pro forma basis the Corporation or such Person (1) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with paragraph
(k)(i) and (2) will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Corporation immediately prior to such transaction; and (D) except in the case of the Merger, immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Voting Rights Triggering Event shall have occurred or be continuing.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the



                                     B-1-7
properties or assets of one or more Restricted Subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

     (iv) (A) If (1) after March 15, 2005, cash dividends on the Senior Preferred Stock are in arrears and unpaid for three or more quarterly Dividend Periods (whether or not consecutive) (a "Dividend Default"); (2) the Corporation fails to redeem all of the then outstanding shares of Senior Preferred Stock on or before the Mandatory Redemption Date or otherwise fails to discharge any redemption obligation with respect to the Senior Preferred Stock; (3) the Corporation fails to make a Change of Control Offer following a Change of Control if such Change of Control Offer is required by paragraph (g) hereof or fails to purchase shares of Senior Preferred Stock from Holders who elect to have such shares purchased pursuant to the Change of Control Offer; (4) the Corporation breaches or violates one of the provisions set forth in paragraph
(c)(iv), (d), (f)(ii), (f)(iii) or (k) hereof and the breach or violation continues for a period of 60 says or more after the Corporation receives written notice thereof specifying the default from the Holders of at least 25% of the shares of Senior Preferred Stock then outstanding; or (5) the Corporation fails to pay when due (giving effect to any applicable grace periods and any waiver or extension thereof) principal, interest or premium with respect to any Indebtedness of the Corporation or any Restricted Subsidiary thereof, or any such Indebtedness is accelerated, if the aggregate amount of such Indebtedness, together with the amount of any other such Indebtedness in default for failure to pay principal, interest or premium or which has been accelerated, aggregates $10.0 million or more at any time; then in the case of any of clauses (1) through (5) (each of such clauses (1) through (5) a "Voting Rights Triggering Event"), the number of directors constituting the Board of Directors shall be adjusted by the number, if any, necessary to permit the Holders of the Senior Preferred Stock, voting or consenting separately and as one class, to elect the lesser of two directors or that number of directors constituting at least 20% of the Board of Directors; provided, that, in the event more than one of the above defaults occurs, at the same or at different times, the maximum number of directors that such Holders shall be entitled to elect is the lesser of two directors and that number of directors constituting 20% of the Board of Directors. Holders of a majority of the issued and outstanding shares of Senior Preferred Stock, voting separately and as one class, shall have the exclusive right to elect the lesser of two directors or 20% of the members of the Board of Directors at a meeting therefor called upon occurrence of such Voting Rights Triggering Event, and at every subsequent meeting at which the terms of office of the directors so elected by the Holders of Senior Preferred stock expire (other than as described in paragraph (f)(iv)(B) below).

     (B) The right of the Holders of the Senior Preferred Stock voting or consenting together as a separate class to elect members of the Board of Directors as set forth in paragraph (f)(iv)(A) above shall continue until such time as (x) in the event such right arises due to a Dividend Default, all accumulated dividends that are in arrears on the Senior Preferred Stock are paid in full in cash, and (y) in all other cases, the failure, breach or default giving rise to such Voting Rights Triggering Event is remedied, cured or waived by the Holders of at least a majority of the shares of Senior Preferred Stock then outstanding and entitled to vote thereon, at which time (1) the special right of the Holders of Senior Preferred Stock so to vote or consent as a class for the election of directors and (2) the term of office of the directors elected by the Holders of



                                     B-1-8

Senior Preferred Stock shall each terminate and the directors elected by the holders of Common Stock or Capital Stock (other than the Senior Preferred Stock) shall constitute the entire Board of Directors. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of Senior Preferred Stock pursuant to this paragraph (f)(iv), or if vacancies shall exist in the offices of directors elected by the Holders of Senior Preferred Stock, (1) the Holders of a majority of the issued and outstanding shares of Senior Preferred Stock may consent to the election of directors which such Holders are entitled to elect or (2) a proper officer of the Corporation may, and upon the written request of the Holders of record of at least 25% of the shares of Senior Preferred Stock then outstanding addressed to the secretary of the Corporation shall, call a special meeting of the Holders of Senior Preferred Stock, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Corporation within 20 days after personal service of said written request upon the secretary of the Corporation, or within 20 days after mailing the same within the United States by certified mail, addressed to the secretary of the Corporation at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of Senior Preferred Stock may designate in writing one Holder to call such meeting at the expense of the Corporation, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any Holder of Senior Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

     (C) At any meeting held for the purpose of electing directors at which the Holders of Senior Preferred Stock shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding shares of Senior Preferred Stock entitled to vote thereat shall be required to constitute a quorum of the Senior Preferred Stock.

     (D) Any vacancy occurring in the office of a director elected by the Holders of the Senior Preferred Stock may be filled by the remaining director elected by the Holders of the Senior Preferred Stock unless and until such vacancy shall be filled by the Holders of the Senior Preferred Stock.

     (v) In any case in which the Holders of the Senior Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each holder of Senior Preferred Stock entitled to vote with respect to such matter shall be entitled to one vote for each share of Senior Preferred Stock held.

     (g) Change of Control.

     (i) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Corporation shall make an offer to purchase (the "Change of Control Offer") the outstanding shares of Senior Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including Additional Dividends, if any) thereon (including an amount in cash equal to a prorated dividend for the period from the immediately



                                     B-1-9
preceding Dividend Payment Date to the Change of Control Payment Date) (the "Change of Control Purchase Price").

     (ii) Within 30 days of the occurrence of a Change of Control, the Corporation also shall send by first-class mail, postage prepaid, to each Holder of Senior Preferred Stock, at the address appearing in the register maintained by the transfer agent for the Senior Preferred Stock, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this paragraph (g) and that all of the Senior Preferred Stock tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3) that any of the Senior Preferred Stock not tendered will continue to accumulate dividends;

          (4) that, unless the Corporation defaults in the payment of the Change of Control Purchase Price, any of the Senior Preferred Stock accepted for payment pursuant do the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

          (5) that Holders accepting the offer to have their Senior Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their certificates representing the Senior Preferred Stock to the Corporation, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their acceptance if the Corporation receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Senior Preferred Stock delivered for purchase, and a statement that such Holder is withdrawing its election to have such Senior Preferred Stock purchased;

          (7) that Holders whose shares of Senior Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Senior Preferred Stock equal to the unpurchased portion of the certificates surrendered; and

          (8) any other reasonable procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.



                                     B-1-10

     (iii) The Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Senior Preferred Stock pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph (g), the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph (g) by virtue thereof.

     (iv) On the Change of Control Payment Date, the Corporation shall (A) accept for payment the shares of Senior Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) promptly mail to the Holders of shares so accepted the Change of Control Purchase Price therefor in cash and (C) cancel and retire each surrendered certificate and execute a new certificate representing that number of shares of Senior Preferred Stock equal to any unpurchased shares represented by a certificate surrendered. Unless the Corporation defaults in the payment for the shares of Senior Preferred Stock tendered pursuant to the Change of Control Offer, dividends shall cease to accumulate with respect to the shares of Senior Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

     (v) If the repurchase of the Senior Preferred Stock pursuant to this paragraph (g) would violate or constitute a default or be otherwise prohibited under any Indebtedness of the Corporation then outstanding, then, notwithstanding anything to the contrary contained above, prior to complying with the foregoing provisions, but in any event within 30 days following the Change of Control Date, the Corporation shall, to the extent required to permit the repurchase of the Senior Preferred Stock required by this paragraph (g), either (A) repay in full all obligations and terminate all commitments under or in respect of all outstanding Indebtedness the terms of which prohibit the purchase by the Corporation of the Senior Preferred Stock upon a Change of Control in compliance with the terms of this paragraph (g) or offer to repay in full all obligations and terminate all commitments under or in respect of all such Indebtedness and repay the Indebtedness owed to each such lender who has accepted such offer or (B) obtain the requisite consents, if any, under such Indebtedness containing such prohibition to permit the repurchase of the Senior Preferred Stock required by this paragraph (g). The Corporation must first comply with the covenant described in the preceding sentence before it shall be required to purchase shares of Senior Preferred Stock in the event of a Change of Control; provided that the Corporation's failure to consummate a Change of Control Offer in accordance with the provisions of this covenant due to the covenant described in the immediately preceding sentence shall constitute a Voting Rights Triggering Event described in clause (3) of the definition of "Voting Rights Triggering Event."

     (h) Conversion or Exchange. The Holders of shares of Senior Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation other than as provided in this Resolution and Certificate of Designation and the Registration Rights Agreement.



                                     B-1-11

     (i) Reissuance of Senior Preferred Stock. Shares of Senior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided that shares of Senior Preferred Stock reacquired pursuant to the exchange offer contemplated by the Registration Rights Agreement shall be reissued as Senior Preferred Stock with the series designation referred to in paragraph (a) hereof; and provided, further, that any issuance of such shares of Senior Preferred Stock must be in compliance with the terms hereof.

     (j) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

     (k) Certain Covenants.

     (i) Limitation on Additional Indebtedness. The Corporation will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that, from and after the Effective Time, the Corporation or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Corporation's Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1 if the Indebtedness is incurred prior to September 9, 2001 and 2.25 to 1 if the Indebtedness is incurred thereafter.

     Notwithstanding the foregoing, the Corporation and its Restricted Subsidiaries may incur Permitted Indebtedness.

     Notwithstanding any other provision of this paragraph (k)(i), in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is otherwise entitled to be incurred pursuant to this paragraph (k)(i), the Corporation may, in its sole discretion, classify (or reclassify) such item of Indebtedness in any manner that complies with this paragraph and such items of Indebtedness will be treated as having been incurred pursuant to only one of the categories of Permitted Indebtedness or pursuant to the first paragraph hereof. Accrual of interest or accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this paragraph.

     (ii) Limitation on Restricted Payments.

     (A) The Corporation will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment; provided that from and after the Effective Time the Corporation and its Restricted Subsidiaries may make Restricted Payments if:

          (1) no Voting Rights Triggering Event shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;



                                     B-1-12

          (2) immediately after giving pro forma effect to such Restricted Payment, the Corporation could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with paragraph (k)(i); and

          (3) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of, without duplication:

               (a) 50% of the Corporation's Cumulative Consolidated Net Income (or minus 100% of any cumulative deficit in Consolidated Net Income during such period);

               (b) 100% of the aggregate Net Proceeds received by the Corporation from the issue or sale after the Issue Date of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Corporation issued to any Subsidiary of the Corporation or to an employee stock ownership plan or other trust established by the Corporation or any of its Subsidiaries for the benefit of their employees to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Corporation is liable as guarantor or otherwise) of the Corporation or any Indebtedness or other securities of the Corporation convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Corporation which have been so converted, exercised or exchanged, as the case may be;

               (c) without duplication of any amounts included in clause (3) (b) above, 100% of the aggregate Net Proceeds received by the Corporation from any equity contribution from a holder of the Corporation's Capital Stock; and

               (d) without duplication, the sum of:

                    (i) the aggregate amount returned in cash on or with respect to an investment; (other than a Permitted Investment) made subsequent to the Issue Date whether through interest payments, principal payments, dividends and other distributions;

                    (ii) the net proceeds received by the Corporation or any of its Restricted Subsidiaries from the disposition (other than to the Corporation or a Subsidiary of the Corporation), retirement or redemption of all or any portion of an Investment described in clause (3) (d)(i); and

                    (iii) upon redesignation of an Unrestricted Subsidiary as a
               Restricted Subsidiary, the fair market value of the net assets of such Subsidiary;

          provided, however, that, with respect to an Investment in any Person, the sum of clauses (i), (ii) and (iii) above with respect to the Investment in such Person may



                                     B-1-13
          not exceed the aggregate amount of all Investments made in such Person subsequent to the Issue Date.

     For purposes of determining under clause (3) above, the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     (B) The provisions of this covenant shall not prohibit

               (1) from and after the Effective Time, the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Resolution and Certificate of Designation;

               (2) from and after the Effective Time, the repurchase, redemption, defeasance or other acquisition or retirement of any shares of Capital Stock of the Corporation by conversion into, or by or in exchange for, shares of Capital Stock of the Corporation (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Corporation or to an employee stock ownership plan or other trust established by the Corporation or any of its Subsidiaries for the benefit of their employees to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Corporation is liable as guarantor or otherwise) of other shares of Capital Stock of the Corporation (other than Disqualified Capital Stock);

               (3) Restricted Payments made pursuant to the terms of the Tender Offers and the Agreement and Plan of Merger, Including transaction fees and expenses;

               (4) the repurchase of shares of, or options to purchase shares of, Common Stock of the Corporation or any of its Subsidiaries from employees, former employees, directors or former directors of the Corporation or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements and stockholders' agreements) or plans (or amendments thereto) approved by the Board of Directors under which such persons purchase or sell or are granted the option to purchase or sell, shares of such Common Stock; provided, however, that the aggregate amount of such repurchases shall not exceed $1.0 million; and

               (5) so long as no Voting Rights Triggering Event shall have occurred and be continuing, the payment of management and other related fees (including, without limitation, director's fees) not to exceed during any fiscal year an amount equal to $1.5 million plus the amount of previously accrued but unpaid management fees and related fees from prior fiscal years.

     (C) In calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (A)(3), amounts expended pursuant to clauses (B)(1) and (4) shall be included in such calculation.



                                     B-1-14

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be acquired, transferred or issued to or by the Corporation or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

          (iii) Limitation on Transactions with Affiliates.

     (A) The Corporation will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate (each, an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless

          (1) such Affiliate Transaction is between or among the Corporation and one or more of its Wholly Owned Subsidiaries; or

          (2) the terms of such Affiliate Transaction are fair and reasonable to the Corporation or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Corporation or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

     (B) In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $1.0 million which is not permitted under clause (A)(1) above, the Corporation must obtain a resolution of the Board of Directors of the Corporation certifying that such Affiliate Transaction complies with clause (A)(2) above. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $5.0 million which is not permitted under clause (A)(1) above, the Corporation must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

     (C) The foregoing provisions will not apply to

          (1) from and after the Effective Time, any Restricted Payment that is not prohibited by paragraph (k)(ii);

          (2) from and after the Effective Time, reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Corporation or any Restricted Subsidiary of the Corporation as determined in good faith by the Corporation's Board of Directors;

          (3) the grant of stock options, restricted stock or similar rights to employees and directors of the Corporation pursuant to plans approved by the Corporation's Board of Directors;



                                     B-1-15

          (4) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Corporation or its Restricted Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;

          (5) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

          (6) issuances of Capital Stock of the Corporation (other than Disqualified Capital Stock);

          (7) any transaction between the Corporation and any of its Affiliates involving ordinary course of business investment banking, commercial banking, financial advisory services and related activities;

          (8) any of the Transactions; and

          (9) the payment of management and other related fees (including, without limitation, director's fees) not to exceed during any fiscal year an amount equal to $1.5 million plus the amount of previously accrued but unpaid management fees and related fees from prior fiscal years.

     (iv) Limitation on Asset Sales.

     (A) Prior to the Effective Time, the Corporation will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale. From and after the Effective Time, the Corporation will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless

          (1) the Corporation or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of;

          (2) not less than 80% of the consideration received by the Corporation or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents other than in the case where the Corporation is undertaking a Permitted Asset Swap; provided that the following will be deemed to be cash for purposes of this clause (2):

               (a) any liabilities (as shown on the Corporation's or such Restricted Subsidiary's most recent balance sheet) of the Corporation or any Restricted Subsidiary (other than contingent liabilities) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Corporation or such Restricted Subsidiary from further liability; and



                                     B-1-16

               (b) any securities, notes or other obligations received by the Corporation or any such Restricted Subsidiary from such transferee that are converted by the Corporation or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion) within 180 days after the applicable Asset Sale; and

          (3) the Asset Sale Proceeds received by the Corporation or such Restricted subsidiary are applied:

               (a) first, to the extent the Corporation or any such Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase Indebtedness under any then existing Indebtedness of the Corporation or any such Restricted Subsidiary within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment, to the extent relating to revolving credit, must result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;

               (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Corporation elects, to an Investment in property or other assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) in compliance with paragraph (k) (v) within 365 days following receipt of such Asset Sale Proceeds; and

               (c) third, if on such 180th day in the case of clause (3)(a) or on such 365th day in the case of clause (3)(b) with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $5.0 million, the Corporation must apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Senior Preferred Stock (the "Excess Proceeds Offer"), at a purchase price in cash equal to 100% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including Additional Dividends, if any) (including an amount in cash equal to a prorated dividend from the period from the Dividend Payment Date immediately prior to the Excess Proceeds Payment Date to the Excess Proceeds Payment Date (an "Excess Proceeds Purchase Price").

     (B) If an Excess Proceeds Offer is not fully subscribed, the Corporation may retain the portion of the Available Asset Sale Proceeds not required to repurchase Senior Preferred Stock.

     (C) If the Corporation is required to make an Excess Proceeds Offer, the Corporation shall send by first-class mail, postage prepaid, within 30 days following the date specified in clause (3)(c) above, a notice to each Holder of Senior Preferred Stock stating:

          (1) that such Holders have the right to require the Corporation to apply the Available Asset Sale Proceeds to repurchase Senior Preferred Stock in accordance with this paragraph (k)(iv);



                                     B-1-17

          (2) the Excess Proceeds Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days and not later than 45 days from the date such notice in mailed (the "Excess Proceeds Payment Date"));

          (3) that any Senior Preferred Stock not tendered will continue to accumulate dividends;

          (4) that, unless the Corporation defaults in the payment of the Excess Proceeds Purchase Price, any Senior Preferred Stock accepted for payment pursuant to the Excess Proceeds Offer, shall cease to accumulate dividends after the Excess Proceeds Payment Date;

          (5) that Holders accepting the offer to have their Senior Preferred Stock purchased pursuant to an Excess Proceeds Offer will be required to surrender their the certificates representing the Senior Preferred Stock to the Corporation, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to the close of business on the Business Day preceding the Excess Proceeds Payment Date;

          (6) that Holders will be entitled to withdraw their acceptance of the Excess Proceeds Offer if the Corporation receives, not later than the close of business on the third Business Day preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Senior Preferred Stock delivered for purchase, and a statement that such Holder is withdrawing its election to have such Senior Preferred Stock purchased;

          (7) that if the aggregate liquidation preference of the Senior Preferred Stock surrendered by Holders exceeds the amount of Available Asset Sale Proceeds, the Corporation shall select the Senior Preferred Stock to be purchased on a pro rata basis;

          (8) that Holders whose Senior Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Senior Preferred Stock equal to the unpurchased portion of the certificates surrendered;

          (9) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Senior Preferred Stock; and

          (10) any other procedures that a Holder must follow to accept an Excess Proceeds Offer or effect withdrawal of such acceptance.

     On the Excess Proceeds Payment Date, the Corporation shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Senior Preferred Stock or portions thereof tendered pursuant to the Excess Proceeds Offer. The Corporation shall promptly mail to each Holder so accepted payment in an amount equal to the purchase price for such Senior Preferred Stock, and the Corporation shall execute and issue to such Holder, a new certificate representing any unpurchased portion of the Senior Preferred Stock surrendered.



                                     B-1-18

     (D) In the event of the transfer of substantially all of the property and assets of the Corporation and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under paragraph (f)(iii), the successor Person shall be deemed to have sold the properties and assets of the Corporation and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

     (E) The Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Preferred Stock pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph (k)(iv), the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the provisions of this paragraph (k)(iv) by virtue thereof.

     (v) Limitation on Conduct of Business. The Corporation and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, ancillary, complementary or related to the businesses in which the Corporation and its Restricted Subsidiaries are engaged in on the Issue Date. Notwithstanding the foregoing, the Corporation may acquire and operate any business which at the time of acquisition is primarily the same, similar, ancillary or related to the businesses in which the Corporation and its Restricted Subsidiaries are engaged in on the Issue Date. Notwithstanding the foregoing, prior to the Effective Time, the Corporation shall not engage in any business or activities other than holding the TTII Stock and activities related thereto.

     (vi) Limitation on Sale and Lease-Back Transactions. The Corporation will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction; provided that from and after the Effective Time the Corporation or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if:

          (1) the Corporation or such Restricted Subsidiary could have

               (a) incurred Indebtedness (other than Permitted Indebtedness) in an amount equal to the Attributable Indebtedness relating to such Sale and Lease-Back Transaction under paragraph (k)(i); and

               (b) incurred a Lien to secure such Indebtedness pursuant to paragraph (k)(vii) (assuming solely for purposes of this clause (b) that the Attributable Indebtedness relating to such Sale and Lease-Back Transactions constituted Capitalized Lease Obligations);

          (2) the gross cash proceeds of that Sale and Lease-Back Transaction are at least equal to the fair market value of the property sold; and

          (3) the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and the Corporation or such Restricted subsidiary, as the case may be, applies the proceeds of such transaction in compliance with, paragraph (k)(iv).



                                     B-1-19

     (vii) Limitation on Liens. The Corporation will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Corporation or any of its Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary of the Corporation which owns property or assets, now owned or hereafter acquired. Notwithstanding the foregoing, prior to the Effective Time, the Corporation will not create, incur or otherwise suffer to exist any Liens of any kind on the TTII Stock.

     (viii) Limitation on Creation of Subsidiaries. The Corporation will not create or acquire, and will not permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than

          (1) a Restricted Subsidiary existing as of the Issue Date;

          (2) a Restricted Subsidiary that is acquired or created after the Issue Date; or

          (3) from and after the Effective Time, an Unrestricted Subsidiary.

     (ix) Limitation on Preferred Stock of Restricted Subsidiaries. The Corporation will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (except Preferred Stock issued to the Corporation or a Wholly Owned Subsidiary of the Corporation) or permit any Person (other than the Corporation or a Wholly Owned Subsidiary of the Corporation) to hold any such Preferred Stock unless such Restricted Subsidiary would be entitled to incur or assume Indebtedness (other than Permitted Indebtedness) in compliance with paragraph (k)(i) in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

     (x) Limitation on Capital Stock of Restricted Subsidiaries. The Corporation will not

          (1) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Corporation (other than any such transaction resulting in a Lien which constitutes a Permitted Lien); or

          (2) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Corporation or a Wholly Owned Subsidiary of the Corporation.

From and after the Effective Time, the foregoing restrictions will not apply to an Asset Sale made in compliance with paragraph (k)(iv) (provided that if such Asset Sale is for less than all of the outstanding Capital Stock of any Restricted Subsidiary held by the Corporation or any of its Restricted Subsidiaries, such Asset Sale must also comply with paragraph (k)(ii)) or the issuance of Preferred Stock in compliance with paragraph (k)(ix).

     (xi) Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Corporation will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Corporation to



                                     B-1-20

          (1) pay dividends or make any other distributions to the Corporation or any Restricted Subsidiary of the Corporation

               (a) on its Capital Stock or

               (b) with respect to any other interest or participation in, or measured by, its profits;

          (2) repay any Indebtedness or any other obligations owed to the Corporation or any Restricted Subsidiary of the Corporation;

          (3) make loans or advances or capital contributions to the Corporation or any of its Restricted Subsidiaries; or

          (4) transfer any of its properties or assets to the Corporation or any of its Restricted Subsidiaries;

except for such encumbrances or restrictions existing under or by reason of

          (1) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date;

          (2) the (a) Senior Credit Facility, (b) Notes Purchase Agreement and the Notes, (c) the Take-Out Notes and (d) the guarantee of the Notes and the Take-Out Notes by Subsidiaries of the Corporation;

          (3) applicable law;

          (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired or any contract to which the Person (including any Subsidiary of such Person) so acquired is a party so long as such contract was not entered into in contemplation of such acquisition;

          (5) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices;

          (6) Refinancing Indebtedness; provided that such restrictions are no more restrictive than those contained in the agreements governing the Indebtedness being refunded, refinanced or extended;

          (7) customary restrictions in Capitalized Lease Obligations, security agreements or mortgages securing Indebtedness of the Corporation or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capitalized Lease Obligations, security agreements and mortgages;



                                     B-1-21

          (8) customary restrictions with respect to a Restricted Subsidiary of the Corporation pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; or

          (9) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Corporation or any Restricted Subsidiary.

     (xii) Consummation of Merger. The Corporation shall cause the Merger to be consummated as promptly as practical and in accordance with the terms of the Agreement and Plan of Merger, but in no event later than August 31, 2000.

     (xiii) Pre-Merger Activities of TTII. From and after the Issue Date and prior to the Effective Time, the Corporation will not permit TTII to issue any Capital Stock or declare or pay any dividend or distribution on its Capital Stock. At the Effective Time, TTII will have no outstanding Capital Stock other than Common Stock which shall constitute Junior Securities.

     (xiv) Payments for Consent. The Corporation will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Senior Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Resolution and Certification of Designation or the Senior Preferred Stock unless such consideration is offered to be paid or agreed to be paid to all Holders of Senior Preferred Stock which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

     (xv) Reports. Whether or not required by the Commission, so long as any shares of Senior Preferred Stock are outstanding, the Corporation will furnish to the Holders, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Corporation were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Corporation's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Corporation were required to file such reports.

     If the Corporation has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Corporation and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Corporation.



                                     B-1-22

     In addition, whether or not required by the Commission, the Corporation will file a copy of all of the information and reports referred to in clauses
(1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Corporation will also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (l) Definitions. As used in this Resolution and Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

     "Additional Dividends" has the meaning provided in the Registration Rights Agreement.

     "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of paragraph (k)(iii), ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

     "Affiliate Transaction" shall have the meaning provided in paragraph
(k)(iii)(A).

     "Agreement and Plan of Merger" means the Agreement and Plan of Merger dated as of January 28, 2000 by and between the Corporation and TTII.

     "Asset Acquisition" means


          (1) an Investment by the Corporation or any Restricted Subsidiary of the Corporation in any other Person (other than Investments in the Corporation or any existing Restricted Subsidiary of the Corporation) pursuant to which such Person becomes a Restricted Subsidiary of the Corporation or any Restricted Subsidiary of the Corporation, or is merged with or into the Corporation or any Restricted Subsidiary of the Corporation; or



                                     B-1-23

          (2) the acquisition by the Corporation or any Restricted Subsidiary of the Corporation of the assets of any Person (other than a Restricted Subsidiary of the Corporation) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than to the Corporation or any of its Wholly Owned Subsidiaries, in any single transaction or series of related transactions of

          (1) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Corporation; or

          (2) any other property or assets of the Corporation or of any Restricted Subsidiary thereof;

provided that Asset Sales shall not include

          (1) receipt of proceeds from transactions that involve assets, in each fiscal year of the Corporation having a fair market value or for which the Corporation or its Restricted Subsidiaries receive aggregate consideration of no more than $1.0 million;

          (2) sales of inventory and the Corporation's products in the ordinary course of business and consistent with past practices;

          (3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Corporation as permitted under paragraph (f)(iii);

          (4) sales of Cash Equivalents;

          (5) granting of Liens not otherwise prohibited by this Resolution and Certificate of Designation;

          (6) leases or subleases to third persons in the ordinary course of business that do not interfere in any material respect with the business of the Corporation or any of its Restricted Subsidiaries;

          (7) sales or other disposition of assets that are obsolete, uneconomic, negligible, worn out or surplus in the ordinary course of business;

          (8) sales of assets in connection with Sale and Lease-Back Transactions that occur substantially contemporaneously with the acquisition of such assets by the Corporation and its Restricted Subsidiaries; provided that such Sale



                                     B-1-24
     and Lease-Back Transactions occur no later than 180 days after the acquisition of such assets; and

          (9) issuances of directors' qualifying shares.

     "Asset Sale Proceeds" means, with respect to any Asset Sale,

          (1) cash received by the Corporation or any Restricted Subsidiary of the Corporation from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after

               (a) provision for all income or other taxes measured by or resulting from such Asset Sale,

               (b) payment of all brokerage commissions, underwriting and other fees and expenses related to, and other costs and charges incurred in connection with, such Asset Sale,

               (c) provision for minority interest holders in any Restricted Subsidiary of the Corporation as a result of such Asset Sale,

               (d) repayment of Indebtedness that is secured by the assets subject to such Asset Sale or otherwise required to be repaid in connection with such Asset Sale, and

               (e) deduction of appropriate amounts to be provided by the Corporation or a Restricted Subsidiary of the Corporation as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Corporation or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

          (2) promissory notes and other noncash consideration received by the Corporation or any Restricted Subsidiary of the Corporation from such Asset Sale or other disposition upon the liquidation or conversion of such promissory notes or noncash consideration into cash.

     "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with
GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).



                                     B-1-25

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (3)(a) or (3)(b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (3)(c) of paragraph
(k)(iv)(A).

     "Board of Directors" shall have the meaning provided in the first paragraph of this Resolution and Certificate of Designation.

     "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 60% of the aggregate book value of inventory (adjusted to include any LIFO reserves) and (ii) 85% of the aggregate book value of all accounts receivable (net of bad debt reserves) of the Corporation and its Restricted Subsidiaries on a consolidated basis, as determined in accordance with GAAP consistently applied. To the extent that information is not available as to the amount of inventory or accounts receivable as of a specific date, the Corporation shall use the most recent available information for purposes of calculating the Borrowing Base.

     "Business Day" means any day except a Saturday, a Sunday or any day on which banking institutions in New York, New York or Chicago, Illinois are required or authorized by law or other governmental action to be closed.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means, with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Cash Equivalents" means

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");



                                     B-1-26

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

          (5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

     "Certificate of Designation" means this Certificate of Designation creating the Senior Preferred Stock.

     "Certificate of Incorporation" shall have the meaning provided in the first paragraph of this Resolution and Certificate of Designation.

     A "Change of Control" of the Corporation will be deemed to have occurred at such time as

          (1) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of the Corporation's Capital Stock; it being understood that the Senior Preferred Stock shall not be included in any calculation of the voting power of the Corporation's Capital Stock for purposes of this definition;

          (2) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation and its Restricted Subsidiaries, taken as a whole, to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Resolution and Certificate of Designation) other than to the Corporation, any of its Restricted Subsidiaries or the Permitted Holders; or

          (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation



                                     B-1-27

     (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Corporation.

     "Change of Control Date" shall have the meaning provided in paragraph
(g)(i).

     "Change of Control Offer" shall have the meaning provided in paragraph
(g)(i).

     "Change of Control Payment Date" shall have the meaning provided in paragraph (g)(ii).

     "Change of Control Purchase Price" shall have the meaning provided in paragraph (g)(i).

     "Commission" means the United States Securities and Exchange Commission.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to

          (1) vote in the election of directors of such Person; or

          (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to

          (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of Preferred Stock of any such Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness, and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to


                                     B-1-28
     the Transaction Date, as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sale or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA shall be included only to the extent that Consolidated Net Income would be includable pursuant to the definition of "Consolidated Net Income") (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

     If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

               (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

               (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

               (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by one or more agreements in respect of Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person, for any period, the sum, without duplication, of

               (1) Consolidated Interest Expense, plus



                                     B-1-29

               (2) the product of

                    (a) the amount of all dividend payments (whether or not in cash) on any series of Preferred Stock of the Restricted Subsidiaries of such Person (other than dividends paid in Capital Stock (other than Disqualified Capital Stock)) paid, accrued or scheduled to be paid in cash or accrued during such period plus the amount of all dividend payments (whether or not in cash) on any series of Preferred Stock of the Corporation that is Disqualified Capital Stock paid, accrued, or scheduled to be paid or accrued during such period, times

                    (b) a fraction, the numerator of which is one and the
               denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person, without duplication, for any period, the aggregate amount of interest expense which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis including, but not limited to,

                    (1) imputed interest included in Capitalized Lease
               Obligations;

                    (2) all commissions, discounts and other fees and charges
               owed with respect to letters of credit and bankers' acceptance financing;

                    (3) the net payment obligations associated with Hedging
               Obligations;

                    (4) amortization of financing fees and expenses and the
               write-offs of deferred financing costs;

                    (5) the interest portion of any deferred payment obligation;

                    (6) amortization of discount or premium, if any;

                    (7) all non-cash interest expense (other than interest
               amortized to cost of sales);

                    (8) all capitalized interest for such period; and

                    (9) all interest incurred or paid under any guarantee of
               Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that



                                     B-1-30

                    (1) the Net Income of any Person, other than a Restricted
               Subsidiary of the referent Person, will be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary of such referent Person;

                    (2) the Net Income of any Restricted Subsidiary of the
               Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions will be excluded to the extent of such restriction or limitation;

                    (3) solely for the purposes of determining the aggregate
               amount available for Restricted Payments under clause (3)(a) of paragraph (k)(ii)(A), the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

                    (4) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business will be excluded;

                    (5) extraordinary gains and losses will be excluded;

                    (6) income or loss attributable to discontinued operations
               (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) will be excluded; and

                    (7) in the case of a successor to the referent Person by
               consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets will be excluded.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Cumulative Consolidated Net Income" means, with respect to any Person, as of any date of determination, Consolidated Net Income from January 1, 2000 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Corporation" shall have the meaning provided in the first paragraph of this Certificate of Designation.

     "Disqualified Capital Stock" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or



                                     B-1-31
in part, on or prior to the mandatory redemption date of the Senior Preferred Stock, for cash; provided, however, that (i) Preferred Stock of a Person that is issued with the benefit of provisions requiring a change of control offer or an asset sale offer to be made for such Preferred Stock in the event of a change of control or the sale of assets of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions of paragraphs
(g) and (k)(iv), respectively, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions and (ii) the Senior Preferred Stock shall be deemed to not be Disqualified Capital Stock.

     "Dividend Default" shall have the meaning provided in paragraph (f)(iv)(A).

     "Dividend Payment Date" means March 15, June 15, September 15 and December 15 of each year.

     "Dividend Period" means the Initial Dividend Period and, thereafter, each quarterly period from a Dividend Payment Date to the next following Dividend Payment Date (but without including such Dividend Payment Date).

     "Dividend Record Date" means March 1, June 1, September 1 and December 1 of each year.

     "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to

          (1) the sum of

               (a) Consolidated Net Income for such period, plus

               (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

               (c) Consolidated Interest Expense for such period, plus

               (d) depreciation for such period on a consolidated basis, plus

               (e) amortization of intangibles for such period on a consolidated basis, plus

               (f) any other non-cash items reducing Consolidated Net Income for such period, other than non-cash items that represent accruals of, or reserves for, cash disbursements to be made in any future period, minus

          (2) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.



                                     B-1-32

     "Effective Time" means the time at which the Merger is consummated.

     "Excess Proceeds Offer" shall have the meaning provided in paragraph
(k)(iv)(A)(3)(c).

     "Excess Proceeds Payment Date" shall have the meaning provided in paragraph
(k)(iv)(A)(3)(c).

     "Excess Proceeds Purchase Price" shall have the meaning provided in paragraph (k)(iv)(A)(3)(c).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Corporation acting reasonably and in good faith.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     "Hedging Obligations" means, with respect to any Person, the net payment obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

     "Holder" means a holder of shares of Senior Preferred Stock as reflected in the register maintained by the transfer agent for the Senior Preferred Stock.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property if and to the extent and of the foregoing indebtedness would



                                     B-1-33
appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included

          (1) any Capitalized Lease Obligation of such Person;

          (2) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed; provided that the amount of Indebtedness attributed to such obligations shall not exceed the fair market value of the property or assets securing such obligations;

          (3) guarantees of (or obligations with respect to letters of credit supporting) obligations of other Persons which would be included within this definition as Indebtedness for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

          (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (5) Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof; and

          (6) hedging obligations of any such Person applicable to any of the foregoing (if and to the extent such hedging obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with
     GAAP).

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum reasonably anticipated liability upon the occurrence of the contingency giving rise to the obligation as determined in good faith by the Person incurring such liability; provided that

          (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

          (2) Indebtedness shall not include:

               (a) any liability for federal, state, local or other taxes, and

               (b) any accounts payable, trade payables and other accrued liabilities arising in the ordinary course of business.

     "Independent Financial Advisor" means an investment banking firm of national reputation in the United States



                                     B-1-34

          (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Corporation, and

          (2) which, in the judgment of the Board of Directors of the Corporation, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Dividend Period" means the dividend period commencing on the Issue Date and ending on the first Dividend Payment Date to occur thereafter.

     "Investments" means, with respect of any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude

          (1) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person; and

          (2) the repurchase of securities of any Person by such Person.

     For the purposes of paragraph (k)(ii), "Investments" (1) (a) include and are valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and (b) exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided that in no event may such amount exceed the net amount of any Investments constituting Restricted Payments made in such Subsidiary after the Issue Date and (2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Corporation or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the (i) amount returned in cash with respect to such Investment whether through interest payments, principal payments, dividends or other distributions and (ii) proceeds received by the Corporation or any of its Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investment; provided that the aggregate of all such reductions may not exceed the amount of such initial Investment plus the cost of all additional Investments; provided, further, that no such payment or distributions or receipt of any such other amounts may reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Corporation or any Restricted Subsidiary of the Corporation sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Corporation such that, after giving effect to any such



                                     B-1-35
     sale or disposition, the Corporation no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Corporation shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means March 9, 2000.

     "Junior Securities" shall have the meaning provided in paragraph (b).

     "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Mandatory Redemption Date" shall have the meaning provided in paragraph
(e)(ii).

     "Mandatory Redemption Price" shall have the meaning provided in paragraph
(e)(ii).

     "Merger" means the merger of the Corporation with and into TTII in accordance with the terms of the Agreement and Plan of Merger.

     "Net Income" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "Net Proceeds" means

          (1) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net cash proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith; and

          (2) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Corporation which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by such Person in connection therewith).

     "Notes" means (i) the Senior Subordinated Increasing Rate Notes of TTII issued concurrently with the Senior Preferred Stock pursuant to the Notes Purchase Agreement



                                     B-1-36
and (ii) the senior subordinated notes of TTII issued in exchange for outstanding Notes pursuant to the trust indenture attached as an exhibit to the Notes Purchase Agreement in accordance with the terms of the Notes Purchase Agreement.

     "Notes Purchase Agreement" means the Purchase Agreement governing the Notes dated March 9, 2000 among TTII, its Subsidiaries, as guarantors, and the purchasers named therein, and also includes the trust indenture attached as an exhibit thereto following the issuance of the senior subordinated notes of TTII issued pursuant thereto in exchange for outstanding Notes.

     "Parity Securities" shall have the meaning provided in paragraph (b).

     "Permitted Asset Swap" means, with respect to any Person, the substantially concurrent exchange of assets of such Person for assets of another Person which are useful to the business of such aforementioned Person.

     "Permitted Holders" means (a) (i) CIBC WMC Inc., (ii) Caravelle Investment Fund, L.L.C., (iii) Albion Alliance Mezzanine Fund, L.P., (iv) Albion Alliance Mezzanine Fund II, L.P., (v) Trimaran Fund II, L.L.C., (vi) any Affiliate of any Person named in clauses (a)(i) through (a)(v) (collectively, the "Institutional Investors") and (vii) with respect to any Institutional Investor, any person managed by such Institutional Investor or any of its Affiliates (other than their other portfolio companies) and (b) (i) Thomas M. Begel, (ii) Andrew Weller, (iii) Camillo M. Santomero III, (iv) James D. Cirar and (v) Persons that are wholly-owned by the individuals named in clauses (b)(i) through (b)(iv) above.

     "Permitted Indebtedness" means

          (1) Indebtedness of the Corporation incurred pursuant to the Term Loan Facility not to exceed $250.0 million aggregate principal amount at any time outstanding, less the amount of any repayments of principal made since the Issue Date;

          (2) Indebtedness of the Corporation incurred pursuant to the Revolving Facility in principal amount outstanding at any time not to exceed the greater of (A) $50.0 million and (B) the Borrowing Base;

          (3) Indebtedness under (a) the Notes in aggregate principal amount outstanding not to exceed the sum of (i) $125.0 million plus (ii) the principal amount of any Notes issued as in-kind interest on Notes in accordance with the terms of the Note Purchase Agreement as in effect on the Issue Date less (iii) the principal amount of Notes redeemed or repurchased or which otherwise cease to be outstanding; (b) the Take-Out Notes in a principal amount equal to the principal amount of the Notes redeemed with the proceeds from the issuance thereof and (c) the guarantees of the Notes and the Take-Out Notes by TTII's Subsidiaries;



                                     B-1-37

          (4) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date reduced by the amount of any mandatory prepayments, permanent reductions or scheduled payments actually made thereunder;

          (5) Indebtedness of the Corporation to any Wholly Owned Subsidiary and Indebtedness of any Wholly Owned Subsidiary to the Corporation or another Wholly Owned Subsidiary, in each case subject to no Lien held by a Person other than the Corporation; provided, however, that if as of any date any Person other than the Corporation or a Wholly Owned Subsidiary of the Corporation owns or holds any such Indebtedness or if as of any date any Person other than the Corporation holds a Lien in respect of such Indebtedness, such date will be deemed to be the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (6) Purchase Money Indebtedness of the Corporation or any Restricted Subsidiary and Capitalized Lease Obligations of the Corporation or any Restricted Subsidiary incurred to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $10.0 million at any one time outstanding;

          (7) Indebtedness of the Corporation or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two business days of incurrence;

          (8) the incurrence by the Corporation or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of the Corporation or such Restricted Subsidiary and not for speculative purposes; provided that, in the case of any Hedging Obligation that relates to (i) interest rate risk, the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and (ii) currency risk, such Hedging Obligation does not increase the Indebtedness of the Corporation and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (9) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Corporation and the Restricted Subsidiaries to their customers in the ordinary course of their business;

          (10) Refinancing Indebtedness;



                                     B-1-38

          (11) from and after the Effective Time, additional Indebtedness of the Corporation and its Restricted Subsidiaries not to exceed a $10.0 million in aggregate principal amount at any one time outstanding;

          (12) Indebtedness of the Corporation or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments (including adjustments in the purchase price related to the performance or results of any acquired business) in connection with the acquisition or disposition of assets permitted under this Resolution and Certificate of Designation;

          (13) Indebtedness of the Corporation or any of its Restricted Subsidiaries represented by letters of credit for the account of the Corporation or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of the Corporation or such Restricted Subsidiary, including, without limitation, in order to provide security for workers' compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Corporation or any Restricted Subsidiary in the ordinary course of business; or

          (14) guarantees of Indebtedness otherwise permitted under this Resolution and Certificate of Designation.

     "Permitted Investments" means Investments made on or after the Issue Date consisting of

          (1) Investments by the Corporation, or by a Restricted Subsidiary thereof, in the Corporation or a Restricted Subsidiary;

          (2) Investments by the Corporation, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment

               (a) such Person becomes a Restricted Subsidiary of the Corporation or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Corporation or a Restricted Subsidiary thereof;

          (3) Investments in cash and Cash Equivalents;

          (4) receivables owing to the Corporation or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Corporation or any such Restricted Subsidiary deems reasonable under the circumstances;



                                     B-1-39

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Corporation or such Restricted Subsidiary not to exceed $1.0 million in the aggregate outstanding at any one time;

          (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Corporation or any Restricted Subsidiary or in satisfaction of judgments;

          (8) an Investment that is made by the Corporation or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Corporation or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under paragraph (k)(iv);

          (9) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (10) Hedging Obligations entered into in the ordinary course of the Corporation's or its Restricted Subsidiaries' business and not for speculative purposes;

          (11) from and after the Effective Time, Capital Stock of a joint venture or similar entity primarily engaged in a business which is the same, similar, ancillary or related to the businesses in which the Corporation and its Restricted Subsidiaries are engaged in on the Issue Date; provided that such Investments shall not exceed $10.0 million at any time outstanding;

          (12) notes or chattel paper received by the Corporation or a Restricted Subsidiary as consideration for the ordinary course of business sale or lease of trucks or other products or inventory;

          (13) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; and

          (14) obligations of one or more officers or other employees of the Corporation or any of its Restricted Subsidiaries in connection with such officer's or employee's acquisition of shares of Common Stock of the Corporation so long as no cash is paid by the Corporation or any of its Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations.



                                     B-1-40

     "Permitted Liens" means

          (1) Liens on property or assets of, or any shares of Capital Stock of or secured Indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary of the Corporation or at the time such Person is merged into the Corporation or any of its Restricted Subsidiaries; provided that such Liens

               (a) are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Corporation or merging into the Corporation or any of its Restricted Subsidiaries, and

               (b) do not extend to or cover any property, assets, Capital Stock or Indebtedness other than those of such Person at the time such Person becomes a Restricted Subsidiary or is merged into the Corporation or any of its Restricted Subsidiaries;

          (2) Liens securing Indebtedness incurred in compliance with paragraph
     (k)(i);

          (3) Liens existing on the Issue Date;

          (4) Liens securing the Notes and the Take-Out Notes;

          (5) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any property, asset, Capital Stock or Indebtedness other than the property, assets, Capital Stock or Indebtedness so refunded, refinanced or extended;

          (6) Liens in favor of the Corporation or any of its Restricted Subsidiaries;

          (7) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Resolution and Certificate of Designation; provided that

               (a) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the purchase price, or the cost of installation, construction or improvement, of the property or asset to which such Purchase Money Indebtedness relates,

               (b) such Lien does not extend to or cover any Property or asset other than such item of property or asset and any improvements on such property or asset, and

               (c) such Lien is created within 180 days of such acquisition or the completion of such installation, construction or improvement, as the case may be;



                                     B-1-41

          (8) statutory Liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings; provided that with respect to any amounts so contested a reserve or other appropriate provision, if any, as is required in conformity with GAAP shall have been made therefor;

          (9) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings;

          (10) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (5) of the definition of "Permitted Indebtedness"; provided that such Lien does not extend to any property other than that subject to the underlying lease;

          (11) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Corporation or any of its Restricted Subsidiaries;

          (12) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $1.0 million in the aggregate at any one time outstanding;

          (13) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other similar obligations (other than obligations for borrowed money) in the ordinary course of business;

          (14) Liens securing the payment of workers' compensation, unemployment insurance, other social security benefits or other insurance-related obligations in the ordinary course of business;

          (15) Liens securing Hedging Obligations permitted by this Resolution and Certificate of Designation;

          (16) Liens arising out of judgments, decrees, orders or awards in respect of which the Corporation shall in good faith be prosecuting an appeal or proceedings for review; and

          (17) any extensions, substitutions, replacements or renewals of the foregoing.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).



                                     B-1-42

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Purchase Money Indebtedness" means Indebtedness of any Person incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of, any property or asset.

     "Purchasers" means, collectively, CIBC WMC Inc., a Delaware corporation, Caravelle Investment Fund, L.L.C., a Delaware limited liability company, Albion Alliance Mezzanine Fund, L.P., a Delaware limited partnership, and Albion Alliance Mezzanine Fund II, L.P., a Delaware limited partnership.

     "Redemption Date," with respect to any shares of Senior Preferred Stock, means the date on which such shares of Senior Preferred Stock are redeemed by the Corporation.

     "Redemption Notice" shall have the meaning provided in paragraph (e)(iii).

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Corporation outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Corporation or its Restricted Subsidiaries pursuant to the terms of this Resolution and Certificate of Designation, but only to the extent that

          (1) the Refinancing Indebtedness is scheduled to mature either

               (a) no earlier than the Indebtedness being refunded, refinanced or extended, or

               (b) after the mandatory redemption date of the Senior Preferred Stock;

          (2) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the mandatory redemption date of the Senior Preferred Stock has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the mandatory redemption date of the Senior Preferred Stock;

          (3) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of

               (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended,



                                     B-1-43

               (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended, and

               (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

          (4) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended; provided that the Corporation may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness that was initially incurred by a Restricted Subsidiary.

     "Registration Rights Agreement" means the Preferred Stock Registration Rights Agreement dated as of the Issue Date among the Corporation and the Purchasers.

     "Resolution" shall have the meaning provided in the first paragraph of this Resolution and Certificate of Designation.

     "Restricted Payment" means any of the following:

          (1) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Corporation or any Restricted Subsidiary of the Corporation or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Corporation or any Restricted Subsidiary of the Corporation (other than (a) dividends or distributions in respect of Senior Securities of the Corporation, (b) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (c) in the case of Restricted Subsidiaries of the Corporation, dividends or distributions payable to the Corporation or to a Restricted Subsidiary of the Corporation);

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Corporation or any of its Restricted Subsidiaries (other than (a) Senior Securities of the Corporation and (b) Capital Stock owned by the Corporation or a Wholly Owned Subsidiary of the Corporation, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock;

          (3) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

          (4) any designation of a Subsidiary as an Unrestricted Subsidiary (valued at the fair market value of the net assets of such Restricted Subsidiary on the date of such designation); and



                                     B-1-44

          (5) the forgiveness of any Indebtedness of an Affiliate of the Corporation to the Corporation or a Restricted Subsidiary of the Corporation.

     "Restricted Subsidiary" means a Subsidiary of the Corporation other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Corporation existing as of the Issue Date, including, without limitation, TTII and its Subsidiaries. The Board of Directors of the Corporation may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action),

          (1) the Corporation could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to paragraph
     (k)(i); and

          (2) no Voting Rights Triggering Event has occurred and is continuing or results therefrom.

     "Revolving Facility" means the revolving credit facility provided to the Corporation as a portion of the Senior Credit Facility.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Corporation or any Restricted Subsidiary of the Corporation of any real or tangible personal property, which property has been or is to be sold or transferred by the Corporation or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Senior Credit Facility" means the Credit Agreement dated as of March 9, 2000, among TTII, TTII's Subsidiaries, the lenders party thereto in their capacities as lenders thereunder and Canadian Imperial Bank of Commerce, as syndication agent, First Union National Bank, as administrative agent, and CIBC World Markets Corp. and First Union Securities, Inc., as arrangers, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents, including as provided by any Subsidiaries of
TTII), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by paragraph
(k)(i)) or adding Subsidiaries of TTII as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agents, lender or group of lenders.

     "Senior Securities" shall have the meaning provided in paragraph (b).

     "Senior Preferred Stock" shall have the meaning provided in paragraph (b).



                                     B-1-45

     "Subsidiary" or any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired,

          (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

          (2) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     "Take-Out Notes" means the senior subordinated debt securities of TTII the proceeds from the issuance of which are concurrently used to redeem the Notes in accordance with the terms of the Notes Purchase Agreement.

     "Tender Offers" means (i) the offer to purchase by the Corporation and TTII of any and all shares of the common stock, par value $.01 per share, of TTII pursuant to the Offer to Purchase Statement dated March 3, 2000 and (ii) the offers to purchase and related consent solicitations by TTII relating to its outstanding 11 3/4% Senior Subordinated Notes due 2005 and its outstanding 11 3/4% Series C Senior Subordinated Notes due 2005 pursuant to the Offers to Purchase and Consent Solicitations Statement dated March 3, 2000.

     "Term Loan Facility" means the term loans under the Senior Credit Facility.

     "Transactions" means the transactions contemplated by the Agreement and Plan of Merger, including, without limitation, the Tender Offers.

     "TTII" means Transportation Technologies Industries, Inc., a Delaware corporation.

     "TTII Stock" means the common stock, par value $.01 per share, of TTII held, directly or indirectly, by the Corporation or any of its Subsidiaries.

     "Unrestricted Subsidiary" means

          (1) any Subsidiary of an Unrestricted Subsidiary; and

          (2) any Subsidiary of the Corporation which is designated after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Corporation;



                                     B-1-46
     provided that a Subsidiary may be so designated as an Unrestricted Subsidiary only if

               (a) such designation is in compliance with paragraph (k)(ii);

               (b) immediately after giving effect to such designation, the Corporation could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to paragraph
          (k)(i);

               (c) no Voting Rights Triggering Event has occurred and is continuing or results therefrom; and

               (d) neither the Corporation nor any Restricted Subsidiary shall at any time

                    (i) provide a guarantee of, or similar agreement or
               undertaking as credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

                    (ii) be directly or indirectly liable for any Indebtedness of such Subsidiary or

                    (iii) be directly or indirectly liable for any other
               Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (i) or (ii) to the extent

                    (i) that the Corporation or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to paragraph
               (k)(i) and

                    (ii) the provisions of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under paragraph
               (k)(ii).

     "Voting Rights Triggering Event" shall have the meaning provided in paragraph (f)(iv).

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

          (1) the then outstanding aggregate principal amount of such Indebtedness into



                                     B-1-47

          (2) the sum of the total of the products obtained by multiplying

               (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

               (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment

     "Wholly-Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Corporation.





                                     B-1-48

               CERTIFICATE OF DESIGNATIONS, NUMBER, VOTING POWERS,
                       PREFERENCES AND RIGHTS OF SERIES C
                                 PREFERRED STOCK
                                       OF
                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


                  The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board of Directors") of Transportation Technologies Industries, Inc., a Delaware corporation (the "Corporation"), with the preferences and rights set forth therein relating to dividends, conversion, dissolution and distribution of assets of the Corporation having been fixed by the Board of Directors pursuant to authority granted to it under the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware:

                  RESOLVED: That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby authorizes the creation of 14,000 shares of Series C Preferred Stock of the Corporation, and hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Certificate of Incorporation, as follows:

1. DESIGNATION AND AMOUNT. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation ("Preferred Stock") a series of Preferred Stock designated "Series C Preferred Stock" (the "Series C Preferred Stock"), and the number of shares constituting such series shall be 14,000.

2. DIVIDENDS. The holders of Series C Preferred Stock shall not be entitled to receive dividends on shares of Series C Preferred Stock.

3. MANDATORY REDEMPTION UPON AN INITIAL PUBLIC OFFERING.

     (a) Concurrently with the consummation of an IPO (other than an IPO after a Valuation Event), the Corporation shall redeem all of the outstanding shares of Series C Preferred Stock. Such shares shall be redeemed from the holders thereof at a per share redemption price equal to the IPO Redemption Price.

     (b) At least 5 days and not more than 90 days prior to the date fixed for any redemption of the Series C Preferred Stock pursuant to this Section 3, written notice (the "IPO Redemption Notice") shall be given by first class mail, postage prepaid (which notice shall be effective upon deposit for mailing), to each holder of record on the record date fixed for such redemption of the Series C Preferred Stock at such holder's address as it appears in the register maintained by the transfer agent (which may be the Corporation) for the Series C Preferred

Stock; provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series C Preferred Stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective. The IPO Redemption Notice shall state:

          (1) the IPO Redemption Price (and the type of consideration to be paid in respect thereof);

          (2) the date of such redemption; and

          (3) that the holder is to surrender to the Corporation, in the manner and at the plate or places designated, his certificate or certificates representing the shares of Series C Preferred Stock to be redeemed.

     (c) Each holder of Series C Preferred Stock shall surrender the certificate or Certificates representing such shares of Series C Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the IPO Redemption Notice, and on the related redemption date the full IPO Redemption Price for such shares shall be payable in cash (or in such other consideration as provided in Section 3(e)) to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

     (d) On and after such redemption date, unless the Corporation defaults in the payment in full of the IPO Redemption Price, all rights of the holders of the Series C Preferred Stock to be redeemed shall terminate with respect thereto, other than the right to receive the IPO Redemption Price; provided, however, that if a notice of redemption shall have been given as provided in
Section 3(b) above and the funds (or property) necessary for redemption shall have been irrevocably deposited in the trust for the equal and ratable benefit for the holders of the shares of Series C Preferred Stock, then at the close of business on the day on which such funds are segregated and set aside, the holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the IPO Redemption Price.

     (e) Anything in this Certificate of Designations to the contrary notwithstanding, the Corporation shall pay the IPO Redemption Price in respect of the Series C Preferred Stock pursuant to this Section 3 with such types of consideration such that the holders of Series C Preferred Stock shall receive:

          (i) an amount of cash equal to the sum of (A) the lesser of (x) the IPO Cash Excess, if any, and (y) the product of (1) the Maximum Liquidation Value and (2) a fraction, the numerator of which is the sum of the Redemption Proceeds prior to the IPO and the Series A Cash Shortfall, and the denominator of which is the sum of the Redeemed Series A Preferred Accreted Value and the Series A Preferred Accreted Value, in each case immediately prior to the consummation of the IPO, plus (B) the product of
     (1) the Maximum Liquidation Value and a (2) fraction, the numerator of which is the IPO Cash Excess less the Cash paid in respect of the Series C Preferred Stock pursuant to the immediately preceding Clause (A), and the denominator of which is the sum of the Re-deemed Series A Preferred Accreted Value, the Series A Preferred Accreted Value and the Maximum Liquidation Value, in each case immediately prior to the consummation of the IPO; and

          (ii) an amount of Common Stock (which shall be valued, per share, at the IPO Value) equal to the aggregate IPO Redemption Price over the amount of cash paid in redemption of the Series C Preferred Stock pursuant to this
     Section 3; provided that the Board of Directors may elect to pay cash instead of any non-cash consideration (based on the value of such non-cash consideration as so determined by the Board of Directors) otherwise so payable in respect of any share of the Series C Preferred Stock to any holder of Series C Preferred Stock, if it concludes that paying such non-cash consideration to such holder may create regulatory or compliance burdens on the part of the Corporation or any other participant in the transaction giving rise to such redemption event or is otherwise unable to pay such non-cash consideration.

     (f) Anything in this Section 3 to the contrary notwithstanding, the Board of Directors may require that the holder of the Series C Preferred Stock execute such agreements in respect of any non-cash consideration paid thereto upon redemption as the Board of Directors may reasonably determine so long as the holders of Series A Preferred Stock are also required to execute such agreements in respect of such non-cash consideration; provided, that no holder of Series C Preferred Stock shall be required to have liability under such agreements in respect of breaches of representations and warranties in excess of the IPO Redemption Price for such holders Series C Preferred Stock. Any holder's failure to execute such agreement shall not affect the status of the Series C Preferred Stock as redeemed, such holder's rights to be limited to the receipt of such non-cash consideration upon its execution of such agreements.

4. MANDATORY REDEMPTION UPON LIQUIDITY EVENT (INCLUDING IPO) OCCURRING AFTER A REFINANCING OR THIRD PARTY SALE.

     (a) No later than 3 days after the occurrence of a Liquidity Event, the Corporation shall redeem, to the extent of funds or property legally available therefor, all of the outstanding shares of Series C Preferred Stock. Such shares shall be redeemed from the holders thereof at a per share redemption price, payable in cash, equal to the Liquidity Event Redemption Price.

     (b) At least 1 day and not more than 90 days prior to the date fixed for any redemption of the Series C Preferred Stock pursuant to this Section 4, written notice (the "Mandatory Redemption Notice") shall be given by first class mail, postage prepaid (which notice shall be effective upon deposit for mailing), to each holder of record on the record date fixed for such redemption of the Series C Preferred Stock at such holder's address as it appears in the register maintained by the transfer agent (which may be the Corporation) for the Series C Preferred Stock; provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series C Preferred Stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective. The Mandatory Redemption Notice shall state:

          (1) the Liquidity Event Redemption Price:

          (2) the date of such redemption; and

          (3) that the holder is to surrender to the Corporation, in the manner and at the place or places designated, his certificate or certificates representing the shares of Series C Preferred Stock to be redeemed.

     (c) Each holder of Series C Preferred Stock shall surrender the certificate or certificates representing such shares of Series C Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Mandatory Redemption Notice, and on the related redemption date the full Liquidity Event Redemption Price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

     (d) On and after such redemption date, unless the Corporation defaults in the payment in full of the Liquidity Event Redemption Price, all rights of the holders of the Series C Preferred Stock to be redeemed shaft terminate with respect thereto, other than the right to receive the Liquidity Event Redemption Price; provided, however that if a notice of redemption shall have been given as provided in Section 4(b) above and the funds necessary for redemption shall have been irrevocably deposited in the trust for the equal and ratable benefit for the holders of the shares of Series C Preferred Stock, then, at the close of business on the day on which such funds are segregated and set aside, the holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the Liquidity Event Redemption Price.

     (e) The Corporation's obligations in this Section 4 shall be subject to its compliance with the provisions of all Senior Preferred Stock and Parity Securities.

5. OPTIONAL REDEMPTION.

     (a) At any time, the Corporation may redeem, to the extent of funds legally available therefor, all or any portion of the outstanding shares of Series C Preferred Stock. Such shares shall be redeemed from the holders thereof pro rata and the redemption shall be at a per share redemption price, payable in cash, equal to the Option to Redemption Price.

     (b) At least 5 days and not more than 90 days prior to the date fixed for any redemption of the Series C Preferred Stock pursuant to this Section 5, written notice (the "Optional Redemption Notice") shall be given by first class mail, postage prepaid (which notice shall be effective upon deposit for mailing), to each holder of record on the record date fixed for such redemption of the Series C Preferred Stock at such holder's address as it appears in the register maintained by the transfer agent (which may be the Corporation) for the Series C Preferred Stock; provided that no failure to give such notice nor any deficiency therein shall affect this validity of the procedure for the redemption of any shares of Series C Preferred stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holier or holders whose notice was defective. The Optional Redemption Notice shall state:

          (1) the Optional Redemption Price;

          (2) the date of such redemption; and

          (3) that the holder is to surrender to the Corporation, in the manner and at the place or places designated, his certificate or certificates representing the shares of Series C Preferred Stock to be redeemed.

     (c) Each holder of Series C Preferred Stock shall surrender the certificate or certificates representing such shares of Series C Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Optional Redemption Notice, and on the related redemption date the full Optional Redemption Price for such shares shall be payable in cash to the person whose name appears an such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

     (d) On and after such redemption date, unless the Corporation defaults in the payment in full of the Optional Redemption Price, all rights of the holders of the Series C Preferred Stock to be redeemed shall terminate with respect thereto, other than the right to receive the Optional Redemption Price; provided, however, that if a notice of redemption shall have been given as provided in Section 5(b) above and the funds necessary for redemption shall have been irrevocably deposited in the trust for the equal and ratable benefit for the holders of the shares of Series C Preferred Stock, then, at the close of business on the day on which such funds are segregated and set aside, the holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the Optional Redemption Price.

6. LIQUIDATION, DISSOLUTION OR WINDING UP.

     (a) Upon the occurrence of a Liquidity Event and a related voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of all Senior Preferred Stock but before any payment shall be made to the holders of Junior Securities, an amount per share of Series C Preferred Stock held thereby equal to the applicable Liquidity Event Redemption Price determined as of the time of such Liquidity Event.

     (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock and Parity Securities, the holders of Junior Securities then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

     (c) Nothing in this Section 6 shall affect the redemption rights of the holders of the Series C Preferred Stock pursuant to Sections 3 and 4 in respect of a redemption date that precedes the date on which a distribution in respect of the Series C Preferred Stock is required pursuant to this Section 6.

7. DEFINITIONS.

     (a) "Adjusted Liquidation Amount" means, in respect of a Liquidity Event:

          (i) in respect of a Refinancing, the product of (A) the Maximum Liquidation Value at the time of the Liquidity Event and (B) a fraction (which, notwithstanding the remainder of this clause (e), may never exceed
     1), the numerator of which is the Redemption Proceeds and the denominator of which is the Redeemed Series A Preferred Accreted Value; and

          (ii) in respect of a Third Party Sale, the product of (A) the Maximum Liquidation Value at the time of the Liquidity Event and (B) a fraction, the numerator of which is the lesser of (x) the sum of Redemption Proceeds and Third Party Sale Proceeds and (y) the sum of the Redeemed Series A Preferred Accreted Value and the Sold Series A Preferred Accreted Value, and the denominator of which is the sum of the Redeemed Series A Preferred Accreted Value and the Sold Series A Preferred Accretes Value.

     (b) "Affiliate" means, in respect of any Person, any Person, directly or indirectly, controlling, controlled by or under common control with such Person; provided that, in respect of any Person who is an individual, Affiliate shall also mean any Person related by blood or marriage (no more remote than first cousin) to such Person or any Affiliate of such related person. The Corporation shall not be deemed to be an Affiliate of any original Series A Holder.

     (c) "Common Stock" has the meaning set forth in the Series A Certificate of Designation.

     (d) "IPO" means the initial public offering of Common Stock (or securities convertible into, or exercisable for, Common Stock).

     (e) "IPO Cash Excess" means, in respect of an IPO, the aggregate amount of cash available to redeem shares of Series A Preferred Stock and Series C Preferred Stock in connection with (but on or after the consummation of) the IPO that is in excess of the Series A Cash Shortfall.

     (f) "IPO Reallocation Percentage" means, in respect of an IPO, the percentage obtained by dividing (A) the lesser of (x) the sum of the Redemption Proceeds, the Series A Preferred Accreted Value and the Maximum Liquidation Value and (y) the Total Equity Value plus the Redemption Proceeds, by (B) the sum of the Redeemed Series A Preferred Accreted Value, the Series A Preferred Accreted Value and the Maximum Liquidation Value, in each case immediately prior to the consummation of such IPO.

     (g) "IPO Redemption Price" means, an amount, determined in connection with an IPO, equal to (A) the lesser of (i) the excess, if any, of the sum of the Total Equity Value and the Redemption Proceeds immediately prior to the consummation of such IPO, over $70 mil-lion, or (ii) the product of (x) the Maximum Liquidation Value immediately prior to the consummation of such IPO and (y) the IPO Reallocation Percentage, divided by (B) 14,000.

     (h) "IPO Value" means, in respect of an IPO, the offering price to the public of the Common Stock in such IPO.

     (i) "Junior Securities" means any capital stock of the Corporation ranking on liquidation junior and not preferred to the Series C Preferred Stock and shall include, in any event, the Series D Preferred Stock, par value $0.01 per share, of the Corporation and Common Stork.

     (j) "Liquidity Event" means the first to occur of any of the following events after a Valuation Event: (A) the merger or consolidation of the Corporation into or with another Corporation or the merger or consolidation of another corporation into or with the Corporation, (B) the sale, conveyance or lease (but not including a transfer by pledge or mortgage or lease to a bona fide, third party lender) of all or substantially all the assets of the Corporation, (C) the sale of any Common Stock by stockholders, in the case in arty of clauses (A), (B) or (C) in which the stockholders of record of the corporation immediately prior to such event shall beneficially own (as such term is used for purposes of Section 13(d) of the Securities Exchange Art of 1934, as amended, and the rules promulgated thereunder) less than 50% of the voting securities of the corporation surviving such merger or consolidation or the person acquiring such assets or shares, (D) the transfer by Transportation Investment Partners L.L.C. ("TIP") of the right to elect at least a of the 5 directors that TIP is entitled to elect as of the date hereof to a Person other than its Affiliates or any other Original Series A Holder (provided, that, if the holders of the Series C Preferred Stock have elected not to exercise their rights to transfer such shares pursuant to Section 8B of that certain Stockholders' Agreement dated as of March 9, 2000, as amended on February 28, 2001 end on December 18, 2003, the event contemplated by this clause (D) shall not be a Liquidity Event), or (E) an IPO.

     (k) "Liquidity Redemption Price" means, in respect of a Liquidity Event,
(A) the applicable Adjusted Liquidation Amount divided by (B) 14,000.

     (l) "Maximum Liquidation Value" means $14,000,000 if a Liquidity Event occurs on or prior to December 31, 2004, and $16,500,000 if a Liquidity Event occurs after December 31, 2004.

     (m) "Optional Redemption Price" means a per share redemption price, in cash, equal to (A) the lesser of (x) $16,500,000 or (y) if a Valuation Event occurred, the Adjusted Liquidation Amount, divided by (B) 14.000; provided that after any transfer of Sores C Preferred Stock pursuant to Section 8A or Section 8B of that certain Stockholders' Agreement dated as of March 9, 2000, as amended on February 28, 2001 and on December 18, 2003, the Optional Redemption Price shall be $0.10 per share and in no event shall the Corporation be required to pay an amount greater than $0.10 per share in respect of any redemption thereof.

     (n) "Original Series A Holder" means, in respect of shares of the Series A Preferred Stock, any Person holding such shares as of the date of this Certificate of Designations, or any of such Person's Affiliates who acquire shares of Series A Preferred Stock from such Per-son; provided that in respect of shares of Series A Preferred Stock hereafter acquired by any Original Series A Holder from a Person that is not an Original Series A Holder in respect of such shares, such acquiring Person shall not be deemed to be an Original Series A Holder in respect of the shares so acquired.

     (o) "Parity Securities" means any preferred stock of the Corporation ranking on liquidation on a parity with the Series C Preferred stock, and, in any event, shall include the Series A Preferred Stock, and the Series B Preferred Stock of the Corporation, par value $0.01 per share.

     (p) "Person" means an individual, partnership, joint-stock company, corporation, limited liability company, trust, estate or unincorporated organization, and a government or agency be subdivision thereof.

     (q) "Publicly Traded Securities" means, in respect of a Third Party Sale, securities (A) of a class that is listed on the New York Stock Exchange, NASDAQ National Market, or other nationally recognized stock exchange, (B) which are tradeable on such exchange without legal or contractual restraint (other than prohibitions on the use of material non-public information), and (C) which, in the reasonable judgment of the Board of Directors, may be transferred in their entirety to the public within 30 days of receipt thereof without discount to the average market price thereof for the 30 days immediately prior to the date of such event.

     (r) "Redeemed Series A Preferred Accreted Value" means, as of any time, in respect of shares of Series A Preferred Stock redeemed by the Corporation or a subsidiary thereof prior to such time, the sum of (A) the product of $1,000 and the number of such shares, (B) the aggregate premium paid payable in respect of such shares payable pursuant to paragraph (e)(i) of the Series A Certificate of Designation on the date such shares were redeemed (whether or not such premium was actually paid by Corporation or such shares were actually redeemed by the Corporation at such time) and (C) an amount equal to all accumulated and unpaid dividends on such shares as of the time such shares wore so redeemed.

     (s) "Redemption Proceeds" means an amount, as of any time, equal to the aggregate value of the cash and Publicly Traded Securities (which shall be valued, as of the time of receipt, by the Board of Directors) received by holders of Series A Preferred Stack in respect of redemptions of such shares by the Corporation or a subsidiary thereof prior to such time.

     (t) "Refinancing" means the redemption by the Corporation or a subsidiary thereof of all outstanding shares of Series A Preferred Stock in one or more redemptions pursuant to the Series A Certificate of Designation with the proceeds of debt or equity financings of the Corporation.

     (u) "Senior Preferred Stock" means any other preferred stock of the Corporation ranking on liquidation prior and in preference to the Series C Preferred Stock and, in any event, shall include the Series E Preferred Stock of the Corporation, par value $0.01 per share.

     (v) "Series A Cash Shortfall" means, in respect of an IPO, excess of $70 million over the Redemption Proceeds prior to the IPO.

     (w) "Series A Certificate of Designation" means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 14 1/2% Senior Redeemable Preferred Stock, Series A, and Qualifications, Limitations and Restrictions thereof, dated as of March 13, 2000, as amended on December 18, 2003 and as the same may be hereafter amended, modified or supplemented.

     (x) "Series A Preferred Accreted Value" means, as of any point in time, the sum of (A) the product of $1,000 and the number of shares of Series A Preferred Stock outstanding immediately prior to such time, (e) the aggregate premium payable in respect of such Shares of Series A Preferred Stock, had the Corporation redeemed all such shares pursuant to paragraph (e)(i) of the Series A Certificate of Designation at such time (whether or not actually redeemed by the Corporation pursuant to such paragraph) and (C) an amount equal to all accumulated and unpaid dividends immediately prior to such Time on such shares of Series A Preferred Stock.

     (y) "Series A Preferred Stock" means the 14 1/2% Senior Redeemable Preferred Stock, Series A, of the Corporation, with a slated value of $1.000 per share.

     (z) "Sold Series A Preferred Accreted Value" means in respect of shares of Series A Preferred Stock sold or otherwise transferred in a Third Party Sale, the sum of (A) the product of $1,000 and the number of such shares, and (B) an amount equal to all accumulated and unpaid dividends on such shares as of the time such shares were so sold or otherwise transferred.

     (aa) "Third Party Sale" means the transfer or all outstanding snares of Series A Preferred Stock in one transaction to a person who is not an Affiliate of any Original Series A Holder solely for cash and Publicly Traded Securities.

     (bb) "Third Party Sale Proceeds" means an amount, determined upon a Third Party Sale, equal to the aggregate value of the cash and Publicly Traded Securities (which shall be valued, as of the time of receipt, by the Board of Directors) received by holders of Series A Preferred Stock in respect of a Third Party Sale.

     (cc) "Total Equity Value" means, in respect of an IPO, an amount equal to the aggregate value of Parity Securities and Junior Securities immediately prior to the consummation of the IPO (such value to be determined in good faith by the Board of Directors, with shares of Common Stock valued, per share, at the IPO Value).

     (dd) "Valuation Event" means a Refinancing or Third Party Sale.

8. VOTING.

     (a) The Series C Preferred Stock shall have no voting rights except as may be required by law or as set forth in Section 8(b); provided, that the Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series C preferred Stock so as to affect adversely the Series C Preferred Stock, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series C Preferred

Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with, the Series C Preferred Stock as to the right to receive amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed so to affect adversely the series C Preferred Stock.

     (b) Without the prior consent of holders of a majority of the outstanding shares of Series C Preferred Stock, after a Valuation Event, the Corporation shall not pay any dividends on nor shall the Corporation or any subsidiary thereof purchase, redeem or otherwise acquire any Junior Securities; provided, that the Corporation may make payments permitted by paragraph (k)(ii)(B) of the Series A Certificate of Designation and the terms of any other indebtedness of the Corporation or Senior Securities similar thereto.

9. CONVERSION. The Series C Preferred Stock is not convertible into any other Class of capital stock of the Corporation.

10. PAYMENTS SUBJECT TO CREDIT AGREEMENT AND SENIOR PREFERRED STOCK. Notwithstanding anything to the contrary herein, no payment (whether as a dividend, liquidation preference, optional or mandatory redemption or otherwise) may be made in cash in respect of any shares of Series C Preferred Stock unless all obligations under that certain Credit Agreement dated as of March 9, 2000, among the Corporation, the Corporation's subsidiaries, the lenders party thereto in their capacities as lenders thereunder and Wachovia Bank, National Association (as successor to First Union National Bank), as administrative agent (the "Credit Agreement"), together with the related documents thereto (including, without limitation, any guarantee agreements and security documents, including as provided by any subsidiaries of the Corporation), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding subsidiaries of the Corporation as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agents, lender or group of lenders that shall have been paid in full in cash or the Credit Agreement shall permit such payment. Notwithstanding anything to the contrary herein, no payment (whether as a dividend, liquidation preference, optional or mandatory redemption or otherwise) may be made in cash in respect of any shares of Series C Preferred Stock unless the terms of any Senior Preferred Stock shall permit such payment.

     IN WITNESS WHEREOF, Transportation Technologies Industries, Inc. has caused this Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series C Preferred Stock to be duly executed by a duly authorized officer this 19th day of December, 2003.


                           TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

                           By:   /s/ Donald C. Mueller
                                 ----------------------------------------
                                 Name: Donald C. Mueller
                                 Title: Chief Financial Officer

               CERTIFICATE OF DESIGNATIONS, NUMBER, VOTING POWERS,
                       PREFERENCES AND RIGHTS OF SERIes D
                                 PREFERRED STOCK
                                       OF
                  TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


     The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the "Board of Directors") of Transportation Technologies Industries, Inc., a Delaware corporation (the "Corporation"), with the preferences and rights set forth therein relating to dividends, conversion, dissolution and distribution of assets of the Corporation having been fixed by the Board of Directors pursuant to authority granted to it under the Corporation's Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General corporation Law of the State of Delaware:

     RESOLVED: That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors hereby authorizes the creation of 42,000 shares of Series D Preferred Stock of the Corporation, and hereby fixes the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such shares, in addition to those set forth in the Certificate of Incorporation, as follows:

1. DESIGNATION AND AMOUNT. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation ("Preferred Stock") a series of Preferred Stock designated "Series D Preferred Stock" (the "Series D Preferred"), and the number of shares constituting such series shall be 42,000.

2. DIVIDENDS. The holders of Series D Preferred stock shall not be entitled to receive dividends on shares of Series D Preferred Stock,

3. MANDATORY REDEMPTION UPON AN INITIAL PUBLIC OFFERING.

     (a) Concurrently with the consummation of an IPO (other than an IPO after a Valuation Event), the Corporation shall redeem all of the outstanding shares of Series D Preferred Stock. Such shares shall be redeemed from the holders thereof at a per share redemption price equal to the IPO Redemption Price.

     (b) At least 5 days and not more than 90 days prior to the date fixed for any redemption of the Series D Preferred Stock pursuant to this Section 3, written notice (the "IPO Redemption Notice") shall be given by first class mail, postage prepaid (which notice shall be effective upon deposit for mailing), to each holder of record on the record date fixed for such redemption of the Series D Preferred Stock at such holder's address as it appears in the register maintained by the transfer agent (which may be the Corporation) for the Series D Preferred

Stock; provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series D Preferred Stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective. The IPO Redemption Notice shall state:

          (i) the IPO Redemption Price (and the type of consideration to be paid in respect thereof).

          (ii) the date of such redemption; and

          (iii) that the holder is to surrender to the Corporation, in the manner and at the place or places designated, his certificate or certificates representing the shares of Series D Preferred Stock to be redeemed.

     (c) Each holder of Series D Preferred Stock shall surrender the certificate or certificates representing such shares of Series D Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the IPO Redemption Notice, and on the related redemption date the full IPO Redemption Price for such shares shall be payable in cash (or in such other consideration as provided in Section 3(e)) to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shaft be canceled and retired.

     (d) On and after such redemption date, unless the Corporation defaults in the payment in full of the IPO Redemption Price, all rights of the holders of the Series D Preferred Stock to be redeemed shall terminate with respect thereto, other than the right to receive the IPO Redemption Price; provided, however, that if a notice of redemption shall have been given as provided in
Section 3(b) above and the funds (or property) necessary for redemption shall have been irrevocably deposited to the trust for the equal and ratable benefit for the holders of the shares of Series D Preferred Stock, then, at the close of business on the day on which such funds are segregated and set aside, the holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the IPO Redemption Price.

     (e) Anything in this Certificate of Designations to the contrary notwithstanding, the Corporation shall pay the IPO Redemption Price in respect of the Series D Preferred Stock pursuant to this Section 3 with such types of consideration such that the holders of Series D Preferred Stock shall receive
(x) an amount in cash equal to the aggregate amount of cash that is available to redeem securities of the Corporation after payments of all amounts required to be paid in respect of Senior Preferred Stock; and (y) an amount of Common Stock (which shall be valued, per share, at the IPO Value) equal to the aggregate IPO Redemption Price over the amount of cash paid in redemption of the Series D Preferred Stock pursuant to this Section 3.

     (f) Anything in this Section 3 to the contrary notwithstanding, the Board of Directors may require that the holder of the Series D Preferred Stock execute such agreements in respect of any non-cash consideration paid thereto upon redemption as the Board of Directors may reasonably determine so long as the holders of Series A Preferred Stock are also required to execute such agreements in respect of such non-cash consideration; provided, that no holder of

Series D Preferred Stock shall be required to have liability under such agreements in respect of breaches of representations and warranties in excess of the IPO Redemption Price for such holder's Series D Preferred Stock, Any holder's failure to execute such agreement shall not affect the status of the Series D Preferred Stock as redeemed, such holder's rights to be limited to the receipt of such non-cash consideration upon its execution of such agreements.

4. MANDATORY REDEMPTION UPON LIQUIDITY EVENT (INCLUDING IPO) OCCURRING AFTER A REFINANCING OR THIRD PARTY SALE.

     (a) No later than 3 days after the occurrence of a Liquidity Event, the Corporation shall redeem, to the extent of funds or property legally available therefor, all of the outstanding shares of Series D Preferred Stock. Such shares shall be redeemed from the holders thereof at a per share redemption price, payable in cash, equal to the Liquidity Event Redemption Price.

     (b) At least 1 day and not more then 90 days prior to the date fixed for any redemption of the Series D Preferred Stock pursuant to this Section 4, written notice (the "Mandatory Redemption Notice") shall be given by first class mail, postage prepaid (which notice shall be effective upon deposit for mailing), to each holder of record on the record date fixed for such redemption of the Series D Preferred Stock at such holder's address as it appears in the register maintained by the transfer agent (which may be the Corporation) for the Series D Preferred Stock; provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series D Preferred Stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective. The Mandatory Redemption Notice shall state:

          (i) the Liquidity Event Redemption Price;

          (ii) the date of such redemption; and

          (iii) that the holder is to surrender to the Corporation, in the manner and at the place or places designated, his certificate or certificates representing the shares of Series D Preferred Stock to be redeemed.

     (c) Each holder of Series D Preferred Stock shall surrender the certificate or certificates representing such shares of Series D Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Mandatory Redemption Notice, and on the related redemption date the full Liquidity Event Redemption Price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

     (d) On and after such redemption date, unless the Corporation defaults in the payment in full of the Liquidity Event Redemption Price, all rights of the holders of the Series D Preferred Stock to be redeemed shell terminate with respect thereto, other than the right to receive the liquidity Event Redemption Price; provided, however, that if a notice of redemption shall have been given as provided in Section 4(b) above and the funds necessary for redemption shall have been irrevocably deposited in the trust for the equal and ratable benefit for the holders of the shares of Series D Preferred Stock, then, at the close of business on the day on which such funds are segregated and set aside, the holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shah be entitled only to receive the Liquidity Event Redemption Price.

     (e) The Corporation's obligations in this Section 4 shall be subject to its compliance with the provisions of all Senior Preferred Stock and Parity Securities.

5. FINAL REDEMPTION.

     (a) At any time, the Corporation may redeem, to the extent of funds legally available therefor, all or any portion of the outstanding shares of Series D Preferred Stock. Such shares shall be redeemed from the holders thereof pro rata and the redemption shall be at a per share redemption price, payable in cash, equal to the Optional Redemption Price.

     (b) At least 5 days and not more than 90 days prior to the date fixed for any redemption of the Series D Preferred Stock pursuant to this Section 5, written notice (the "Optional Redemption Notice") shall be given by first class mail, postage prepaid (which notice shall be effective upon deposit for mailing), to each holder of record on the record date fixed for such redemption of the Series D Preferred Stock at such holder's address as it appears in the register maintained by the transfer agent (which may be the Corporation) for the Series D Preferred Stock; provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series D Preferred Stock to be redeemed except as to the holder or holders to whom the Corporation has failed to give said notice or except as to the holder or holders whose notice was defective. The Optional Redemption Notice shall state:

          (i) the Optional Redemption Price;

          (ii) the date of such redemption; and

          (iii) that the holder is to surrender to the Corporation, in the manner and at the place or places designated, his certificate or certificates representing the shares of Series D Preferred Stock to be redeemed.

     (c) Each holder of Series D Preferred Stock shall surrender the certificate or certificates representing such shares of Series D Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Optional Redemption Notice, and on the related redemption date the full Optional Redemption Price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

     (d) On and after such redemption date, unless the Corporation defaults in the payment in full of the Optional Redemption Price, all rights of the holders of the Series D Pre-ferred Stock to be redeemed shall terminate with respect thereto, other than the right to receive the Optional Redemption Price; provided, however, that if a notice of redemption shall have been given as provided in Section 5(b) above and the funds necessary for redemption shall have been irrevocably deposited in the trust for the equal and ratable benefit for the holders of the shares of Series D Preferred Stock, then, at the close of business on the day on which such funds are segregated and set aside, the holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the Optional Redemption Price.

6. LIQUIDATION, DISSOLUTION OR WINDING UP.

     (a) Upon the occurrence of a Liquidity Event and a related voluntary or involuntary liquidation, dissolution at winding-up of the affairs of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of all Senior Preferred Stock but before any payment shall be made to the holders of Junior Securities, an amount per share of Series D Preferred Stock held thereby equal to the applicable Liquidity Event Redemption Price, determined as of the time of such Liquidity Event.

     (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock and Parity Securities, the holders of Junior Securities then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

     (c) Nothing in this Section 6 shall affect the redemption rights of the holders of the Series D Preferred Stock pursuant to Sections 3 and 4 in respect of a redemption date that precedes the date on which a distribution in respect of the Series D Preferred Stock is required pursuant to this Section 6.

7. DEFINITIONS.

     (a) "Adjusted Liquidation Amount" means, in respect of a Liquidity Event:

          (i) in respect of a Refinancing, the product of (A) the Maximum Liquidation Value at the time of the Liquidity Event and (B) a fraction (which, notwithstanding the remainder of this clause
               (B), may never exceed 1), the numerator of which is the Redemption Proceeds and the denominator of which is the Redeemed Series A Preferred Accreted Value;

          (ii) in respect of a Third Party Sale, the product of (A) the Maximum Liquidation Value at the time of the Liquidity Event and (B) a fraction, the numerator of which is the lessor of (x) the sum of Redemption Proceeds and Third Party Sale Proceeds and (y) the sum of the Redeemed Series A Preferred Accreted Value and the Sold Series A Preferred Accreted Value, and the denominator of which is the sum of the Redeemed Series A Preferred Accreted Value and the Sold Series A Preferred Accreted Value; and

          (iii) in respect of a Series A Total Sale, the product of (A) the Maximum Liquidation Value at the time of the Liquidity Event and
               (B) a fraction, the numerator of which is the aggregate consideration received by the holders of the Series C Preferred Stock in the Series A Total Sale, and the denominator of which is Series C Maximum Liquidation Value.

     (b) "Affiliate" means, in respect of any Person, any Person, directly or indirectly, controlling, controlled by or under common control with such Person; provided that, in respect of any Person who is an individual, "Affiliate" shall also mean any Person related by blood or marriage (no more remote than first cousin) to such Person or any Affiliate of such related person. The Corporation shall not be deemed to be an Affiliate of any Original Series A Holder.

     (c) "Common Stock" has the meaning set forth in the Series A Certificate of Designation.

     (d) "IPO" means the initial public offering of Common Stock (or securities convertible into, or exercisable for, Common Stock).

     (e) "IPO Redemption Price" means, an amount, determined in connection with an IPO, equal to (A) the lesser of (i) the Maximum Liquidation Value immediately prior to the consummation of the IPO and (ii) the IPO Residual Equity Value immediately prior to the consummation of the IPO, divided by (B) 42,000.

     (f) "IPO Residual Equity Value" means, in respect of an IPO, an amount equal to the aggregate value of Parity Securities and Junior Securities immediately prior to the consummation of the IPO (such value to be determined in good faith by the Board of Directors, with shares of Common Stock valued, per share, at the IPO Value).

     (g) "IPO Value" means, in respect of an IPO, the offering price to the public of the Common Stock in such IPO.

     (h) "Junior Securities" means any capital stock of the Corporation, ranking on liquidation junior and not preferred to the Series D Preferred Stock and shall include, in any event, Common Stock.

     (i) "Liquidity Event" means the first to occur of any of the following events after a Valuation Event: (A) the merger or consolidation of the Corporation into or with another Corporation or the merger or consolidation of another corporation into or with the Corporation, (B) the sale, conveyance or lease (but not including a transfer by pledge or mortgage or lease to a bona fide, third party lender) of all or substantially all the assets of the Corporation, (C) the sale of any Common Stock by stockholders, in the case in any of clauses (A), (B) or (C) in which the stockholders of record of the Corporation immediately prior to such event shall beneficially own

(as such term is used for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) less than 50% of the voting securities of the corporation surviving such merger or consolidation or the person acquiring such assets or shares, (D) the transfer by Transportation Investment Partners L.L.C. ("TIP") of the right to elect at least 3 of the 5 directors that TIP is entitled to elect as of the date hereof to a Person other than its Affiliates or any other Original Series A Holder; provided, that, if the holders of the Series C Preferred Stock have elected not to exercise their rights to transfer such shares pursuant to Section 8B of that certain Stockholders' Agreement dated as of March 9, 2000, as amended on February 28, 2001 and on December 18, 2003, the event contemplated by this clause (D) shall not be a Liquidity Event), or (E) an IPO.

     (j) "Liquidity Event Redemption Price" means, in respect of a Liquidity Event, (A) the applicable Adjusted Liquidation Amount divided by (B) 42,000.

     (k) "Maximum Liquidation Value" means $42,000,000 if a Liquidity Event occurs on or prior to December 31, 2004, and $49,500,000 if a Liquidity Event occurs after December 31, 2004.

     (l) "Option Redemption Price" means a per share redemption price, in cash, equal to (A) the lesser of (x) $49,500,000 or (y) if a Valuation Event has occurred, the Adjusted Liquidation Amount, divided by (B) 42,000; provided that after any transfer of Series D Preferred Stock pursuant to Section 8A of that certain Stockholders' Agreement dated as of March 9, 2000, as amended on February 28, 2001 and on December 18, 2003, the Optional Redemption Price shall be $0.10 per share and in no event shall the Corporation be required to pay an amount greater then $0.10 per share in respect of any redemption thereof.

     (m) "Original Series A Holder" means, in respect of shares of the Series A Preferred Stock, any Person holding such shares as of the date of this Certificate of Designations, or any of such Person's Affiliates who acquire shares of Series A Preferred Stock from such Person; provided that, in respect of shares of Series A Preferred stock hereafter acquired by any Original Series A Holder from a Person that is not an Original Series A Holder in respect of such shares, such acquiring Person shall not be deemed to be an Original Series A Holder in respect of the shares so acquired.

     (n) "Parity Securities" means any preferred Stock of the Corporation ranking on liquidation on a parity with the Series D Preferred stock.

     (o) "Person" means an individual, partnership, joint-stock company, corporation, limited liability company, trust, estate or unincorporated organization, and a government or agency or subdivision thereof.

     (p) "Publicly Traded Securities" means, in respect of a Third Party Sale, securities (A) of a class that is listed on the New York Stock Exchange, NASDAQ National Market, or other nationally recognized stock exchange, (B) which are tradeable on such exchange without legal or contractual restraint (other than prohibitions on the use of material non-public information), and (C) which, in the reasonable judgment of the Board of Directors, may be transferred in their entirety to the public within 30 days of receipt thereof without discount to the average market price thereof for the 30 days immediately prior to the date of such event.

     (q) "Redeemed Series A Preferred Accreted Value" means, as of any time, in respect of shares of Series A Preferred Stock redeemed by the Corporation or a subsidiary thereof prior to such time, the sure of (A) the product of $1,000 and the number of such shares, (B) the aggregate premium paid payable in respect of such shares payable pursuant to paragraph (e)(i) of the Series A Certificate of Designation on the date such shares were redeemed (whether or not such premium was actually paid by Corporation or such shares were actually redeemed by the Corporation at such time) and (C) in amount equal to all accumulated and unpaid dividends on such shares as of the time such shares were so redeemed.

     (r) "Redemption Proceeds" means an amount, as of any time, equal to the aggregate value of the cash and Publicly Traded Securities (which shall be valued, as of the time of receipt by the Board of Directors) received by holders of Series A Preferred Stock in respect of redemptions of such shares by the Corporation or a subsidiary thereof prior to such time.

     (s) "Refinancing" means the redemption by the Corporation or a subsidiary thereof of all outstanding shares of Series A Preferred Stock in one or more redemptions pursuant to the Series A Certificate of Designation with the proceeds of debt or equity financings of the Corporation.

     (t) "Senior Preferred Stock" means any other preferred stock of the Corporation ranking on liquidation prior and in preference to the Series D Preferred Stock and, in any event, shall include the Series A Preferred Stock, Series B Preferred Stock, par value $0.01 per share, Series C Preferred Stock and Series E Preferred Stock, par value $0.01 per share, in each case of the Corporation.

     (u) "Series A Certificate of Designation" means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 14 1/2% Senior Redeemable Preferred Stock Series A, and Qualifications, Limitations and Restrictions thereof, dated as of March 13, 2000, as amended on December 18, 2003 and as the same may be hereafter amended, modified or supplemented.

     (v) "Series A Preferred Accreted Value" means, as of any point in time, the sum of (A) the product of $1,000 and the number of shares of Series A Preferred Stock outstanding immediately prior to such time (B) the aggregate premium payable in respect of such shares of Series A Preferred Stock, had the Corporation redeemed all such shares pursuant to paragraph (a)(i) of the Series A Certificate of Designation at such time (whether or not actually redeemed by the Corporation pursuant to such paragraph) and (C) an amount equal to all accumulated and unpaid dividends immediately prior to such time an such shares of Serial A Preferred Stock.

     (w) "Series A Preferred Stock" means the 14 1/2% Senior Redeemable Preferred Stock, Series A, of the Corporation, with a stated value of $1,000 per share.

     (x) "Series A Total Sale" means any transfer of Series A Preferred Stock and Series C Preferred Stock pursuant to Section 8B of that certain Stockholders' Agreement dated as of March 9, 2000, as amended on February 28, 2001 and on December 18, 2003.

     (y) "Series C Maximum Liquidation Value" means, in respect of a Series A Total Sale, $14,000,000 if such event occurs on or prior to December 31, 2004, and $16,500,000 if such event occurs after December 31, 2004.

     (z) "Series C Preferred Stock" means the Series C Preferred Stock, par value $0.01 per share, of the Corporation.

     (aa) "Sold Series A Preferred Accreted Value" means in respect of shares of Series A Preferred Stock sold or otherwise transferred in a Third Party Sale, the sum of (A) the product of $1,000 and the number of such shares, and (B) an amount equal to all accumulated and unpaid dividends on such shares as of the time such shares were so sold or otherwise transferred.

     (bb) "Third Party Sale" means the transfer of all outstanding shares of Series A Preferred Stock in one transaction to a Person who is not an Affiliate of any Original Series A Holder solely for cash and Publicly Traded Securities.

     (cc) "Third Party Sale Proceeds" means an amount, determined upon a Third Party Sale, equal to the aggregate value of the cash and Publicly Traded Securities (which shall be valued, as of the time of receipt, by the Board of Directors) received by holders of Series A Preferred Stock in respect of a Third Party Sale.

     (dd) "Valuation Event" means a Refinancing, Series A Total Sale or Third Party Sale.

8. VOTING.

     (a) The Series D Preferred Stock shall have no eating rights except as may be required by law or as provided in Section 8(b); provided, that the Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series D Preferred Stock so as to affect adversely the Series C Preferred Stock, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, the authorization or issuance of any series of Preferred Stock with preference or priority over, or being on a parity with, the Series D Preferred Stock as to the right to receive amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed so to affect adversely the Series D Preferred Stock.

     (b) Without the prior consent of holders of a majority of the outstanding shares of Series D Preferred Stock, after the date on which there are no shares of Series C Preferred Stock outstanding, the Corporation shall not pay any dividends on nor shall the Corporation or any subsidiary thereof purchase, redeem or otherwise acquire any Junior Securities; provided, that the Corporation may make payments permitted by paragraph (k)(ii)(b) of the Series A

Certificate of Designation and the terms of any other indebtedness of the Corporation or Senior Securities similar thereto.

9. CONVERSION. The Series D Preferred Stock is not convertible into any other class of capital stock of the Corporation.

10. PAYMENTS SUBJECT TO CREDIT AGREEMENT AND SENIOR PREFERRED STOCK. Notwithstanding anything to the contrary herein, no payment whether as a dividend, liquidation preference, optional or mandatory redemption or otherwise) may be made in cash in respect of any shares of Series D Preferred Stock unless all obligations under that certain Credit Agreement dated as of March 9, 2000, among the Corporation, the Corporation's subsidiaries, the lenders party thereto in their capacities as lenders thereunder and Wachovia Bank, National Association (as successor to First Union National Bank), as administrative agent (the "Credit Agreement"), together with the related documents thereto (including, without limitation, any guarantee agreements and security documents, including as provided by any subsidiaries of the Corporation), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding subsidiaries of the Corporation as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agents, lender or group of lenders shall have been paid in full in cash or the Credit Agreement shall permit such payment. Notwithstanding anything to the contrary herein, no payment (whether as a dividend, liquidation preference, optional or mandatory redemption or otherwise) may be made in cash in respect of any shares of Series D Preferred Stock unless the terms of any Senior Preferred Stock shall permit such payment.

     IN WITNESS WHEREOF, Transportation Technologies Industries, Inc. has caused this Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series D Preferred Stock be duly executed by duly authorized officer this 10th day of December, 2003.


                          TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

                          By    /s/ Donald C. Mueller
                                ----------------------------------------
                                Name: Donald C. Mueller
                                Title: Chief Financial Officer

                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                    OPTIONAL AND OTHER SPECIAL RIGHTS OF 25%
                SENIOR REDEEMABLE PREFERRED STOCK, SERIES E, AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF



         -------------------------------------------------------------
                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
         -------------------------------------------------------------


     Transportation Technologies Industries, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by unanimous written consent dated December 13, 2003, duly approved and adopted the following resolution (the "Resolution"):

          RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Corporation's Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of 25% Senior Redeemable Preferred Stock, Series E, Par value $.01 per share, with a stated value of $l,000.00 per share, consisting of 41,475 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

     (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a class of Preferred Stock designated as the "25% Senior Redeemable Preferred Stock." The number of shares constituting such class shall be 41,475 and is referred to herein as the "Senior Preferred Stock." The liquidation preference of the Senior Preferred Stock shall be $1,000.00 per share (the "Liquidation Preference").

     (b) Rank. The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation, rank (i) senior (to the extent set forth herein) to all classes of Common Stock of the Corporation and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation now in existence or hereafter created the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Senior Preferred Stock as to dividend distributions and distributions upon redemption, liquidation, winding-up and dissolution or Change of Control of the Corporation (collectively referred to, together with all classes of Common Stock of the Corporation, as "Junior Securities"); (ii) on a parity with any class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which expressly provide that such class or series will rank on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon liquidation, winding up and dissolution (collectively referred to as "Parity Securities"), provided that any such Parity Securities that were not approved by the Holders in accordance with paragraph (f)(ii)(A) hereof shall be deemed to be Junior Securities and not Parity Securities; and (iii) junior to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter created the terms of which expressly provide that such class or series will rank senior to the Senior Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities"), provided that any such Senior Securities that were not approved by the Holders in accordance with paragraph (f)(ii)(B) hereof shall be deemed to be Junior Securities and not Senior Securities. The Senior Preferred Stock shall rank senior to the outstanding 14 1/2% Senior Redeemable Preferred Stock of the Corporation originally issued on March 9, 2000 (the "Existing Preferred Stock"), the Series C Preferred Stock of the Corporation issued on December 18, 2003 (the "Series C Preferred Stock") and the Series D Preferred Stock of the Corporation issued on December 18, 2003 (the "Series D Preferred Stock") and shall constitute "Senior Securities" under the "Certificate of Designations, Preferences and Relative, Participatory, Optional and Other Special Rights of 14 1/2% Senior Redeemable Preferred Stock, Series A, and Qualifications, Limitations and Restrictions Thereof" governing the terms of the Existing Preferred Stock and "Senior Preferred Stock" under the "Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series C Preferred Stock" governing the terms of the Series C Preferred Stock and the "Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series D Preferred Stock" governing the terms of the Series D Preferred Stock.

     (c) Dividends.

     (i) From the Issue Date, the Holders of the outstanding shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Senior Preferred Stock at a rate per annum equal to 25% of the Liquidation Preference per share of Senior Preferred Stock. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Issue Date and shall be payable semi-annually in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the Issue Date. All unpaid dividends will compound on a semi-annual basis at a rate per annum equal to the then applicable dividend rate. Dividends shall be payable in cash (when, as and if declared by the Board of Directors out of funds legally available therefor). Each dividend shall be payable to the Holders of record as they appear on the stock books of the Corporation on the Dividend Record Date immediately preceding the related Dividend Payment Date.

     (ii) All dividends paid with respect to shares of the Senior Preferred Stock pursuant to paragraph (e)(i) shall be paid pro rata to the Holders entitled thereto.

     (iii) Dividends accruing on the Senior Preferred Stock for any past Dividend Period may be declared and paid at any time, without reference to any Dividend Payment Date to Holders of record on such date, not more than ten (10) days prior to the payment hereof as may be fixed by the Board of Directors.

     (iv) (A) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid in full, or declared and a sum in cash set apart sufficient for such payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not so paid, all dividends declared upon shares of the Senior Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Senior Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Senior Preferred Stock and such Parity Securities bear to each other.

     (B) So long as any share of the Senior Preferred Stock is outstanding, the Corporation shall not declare, pay or set apart for payment any dividends on any of the Junior Securities (other than dividends in the form of the same class of Junior Securities), or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities whether in cash, obligations or shares of the Corporation or other property (other than in exchange for Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options (other than in exchange for Junior Securities).

     (C) So long as any share of the Senior Preferred Stock is outstanding, the Corporation shall not (except with respect to dividends as permitted by paragraph (c)(iv)(A)) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities whether in cash, obligations or shares of the Corporation or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options.

     (v) Dividends payable on the Senior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed 30 days).

     (d) Liquidation Preference.

     (i) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the Holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Liquidation Preference for each share outstanding, plus, without duplication, an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up) before any distribution shall be made or any assets distributed in respect of Junior Securities to the holders of any Junior Securities including, without limitation, Common Stock of the Corporation. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Senior Preferred Stock and all other Parity Securities are not paid in full, the Holders of the Senior Preferred Stock and the Parity Securities will share equally and ratably in any distribution of as-sets of the Corporation first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends.

     (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation.

     (e) Redemption.

     (i) Optional Redemption. (A) The Corporation may redeem the Senior Preferred Stock at its option in whole at any time or in part from time to time, on or after the Issue Date, subject to contractual and other restrictions with respect thereto, from any source of funds legally available therefor, in the manner provided for in paragraph (e)(ii) hereof, at the redemption prices in cash (expressed as a percentage of the Liquidation Preference) set forth below, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) if redeemed during the 12-month period beginning on each date listed below:

          Issue Date - December 31, 2004...................      118.75%
          January 1, 2005 - December 31, 2009..............      112.50%
          January 1, 2010 - December 31, 2010..............      106.25%
          January 1, 2011 and thereafter...................      100.00%

; provided that no redemption pursuant to this paragraph (e)(i)(A) shall be authorized or made unless prior thereto full accumulated and unpaid dividends are declared and paid in full, or declared and a sum in each is set apart sufficient to such payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date.

     (B) In the event of a redemption pursuant to paragraph (e)(i)(A) hereof of only a portion of the then outstanding shares of Senior Preferred Stock, the Corporation shall effect such redemption on a pro rata basis according to the number of shares held by each Holder of Senior Preferred Stock, except that the Corporation may redeem such shares held by Holders of fewer than one share (or shares held by Holders who would hold less than one share as a result of such redemption), as may be determined by the Corporation.

     (ii) Procedures for Redemption. (A) At least 15 days and not more than 90 days prior the date fixed for any redemption of the Senior Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Senior Preferred Stock at such Holder's address as it appears in the register maintained by the transfer agent for the Senior Preferred Stock, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Senior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

          (1) that the redemption is pursuant to paragraph (e)(i)(A) hereof;

          (2) the redemption price;

          (3) whether all or less than all the outstanding shares of Senior Preferred Stock are to be redeemed and the total number of shares of Senior Preferred Stock being redeemed;

          (4) the Redemption Date;

          (5) that the Holder is to surrender to the Corporation, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Senior Preferred Stock to be redeemed; and

          (6) that dividends on the shares of Senior Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the redemption price.

     (B) Each Holder of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued on the Redemption Date representing the unredeemed shares.

     (C) On and after the Redemption Date, unless the Corporation defaults in the payment in full of the applicable redemption price, dividends on Senior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the redemption price; provided, however, that if a notice of redemption shall have been given as provided in paragraph (ii)(A) above and the funds necessary for redemption (including an amount in cash in respect of all dividends that will accumulate to the Redemption Date) shall have been irrevocably deposited in trust for the equal and ratable benefit for the Holders of the shares of Senior Preferred Stock to be redeemed, then, at the close of business on the Business Day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the redemption price.

          (f) Voting Rights.

     (i) The Holders of Senior Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraphs (ii), (iii) and (iv) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

     (ii) (A) So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall not authorize or issue any class of Parity Securities without the affirmative vote or consent of Holders of at least 66 2/3% of the then outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

     (B) So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall not authorize or issue any class of Senior Securities without the affirmative vote or consent of Holders of at least 66 2/3% of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

     (C) So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall not amend, alter or repeal (whether by merger, consolidation, operation of law, or otherwise) its Certificate of Incorporation including, without limitation, increasing the total number of shares of Preferred Stock that the corporation has the authority to issue so as to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Senior Preferred Stock or amend, alter or repeal this Resolution and Certificate of Designation in any way (whether by merger, consolidation, operation of law, or otherwise) without the affirmative vote or consent of Holders of at least 66 2/3% of the issued and outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting; provided, however, that, no amendment that adversely affects the rights of a specific Holder, as opposed to all Holders, shall be in effect against such Holder without its prior consent; provided, further, however, that, without the affirmative vote or consent of 98% of the Holders of shares of Senior Preferred Stock affected, an amendment may not: (I) reduce the percentage of outstanding shares of Senior Preferred Stock whose Holders must consent to an amendment;
(II) reduce the rate of or change the time for payment of dividends on any share of Senior Preferred Stock; (III) reduce the Liquidation Preference of any share of Senior Preferred Stock, or change the date on which any share of Senior Preferred Stock may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (IV) make any share of Senior Preferred Stock payable in money other than that stated herein; (V) except as provided in paragraphs (f)(ii)(A) and (f)(ii)(B) above, affect the ranking of the Senior Preferred Stock in a manner adverse to the Holders; or (VI) reduce or increase the number of authorized shares of Senior Preferred Stock.

     (D) So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall not permit any Subsidiary of the Corporation to issue any Capital Stock, or securities convertible into or exercisable or exchangeable for Capital Stock or other securities of such Subsidiary, to any person or entity other than the Corporation without the affirmative vote or consent of Holders of at least 66 2/3% of the issued and outstanding shares of Senior Preferred Stock.

     (E) So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall not reclassify any Capital Stock in a manner that alters the designations, preferences, powers and/or the relative, participating, optional or other special rights, or the restrictions provided for the benefit of, the Senior Preferred Stock without the affirmative vote or consent of Holders of at least 66 2/3% of the issued and outstanding shares of Senior Preferred Stock.

     (F) So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall not take any other action not described in paragraph (f)(ii) if such action would have the effect of adversely altering or changing the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Senior Preferred Stock without the affirmative vote or consent of Holders of at least 66 2/3% of the issued and outstanding shares of Senior Preferred Stock.

     (G) So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall not enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the vote or consent of Holders of at least 66 2/3% of the outstanding shares of Senior Preferred Stock.

     (iii) Without the affirmative vote or consent of Holders of 66 2/3% of the issued and outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as a separate class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Corporation shall not in a single transaction or series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person unless: (I) at or prior to the consummation of such transaction all of the then outstanding shares of the Senior Preferred Stock are redeemed in accordance with the provisions of this Certificate of Designation or (II) (A) either (1) the Corporation is the continuing Person or (2) the Corporation has complied with all of its obligations hereunder and the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or to which the properties and assets of the Corporation are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume all of the obligations of the Corporation under this Resolution and Certificate of Designation and all the obligations hereunder and thereunder shall remain in full force and effect; and (B) if the Corporation is not the surviving Person, the Senior Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, and ranking in relation to all other Capital Stock then outstanding, that the Senior Preferred Stock had immediately prior to such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

     (iv) In any case in which the Holders of the Senior Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of Senior Preferred Stock entitled to vote with respect to such matter shall be entitled to one vote for each share of Senior Preferred Stock held.

     (g) Change of Control.

     (i) in connection with, and as part of and as a condition to the effectiveness of, a Change of Control (the date of such occurrence being the "Change of Control Date"), the Corporation shall redeem the outstanding shares of Senior Preferred Stock tendered for redemption at a purchase price equal to the Applicable Redemption Price plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Change of Control Payment Date) (the "Change of Control Purchase Price"), such amount to be payable in cash, and no payment shall be made to the holders of the Common Stock, Junior Securities or any other capital stock ranking with regard to dividend rights, rights upon liquidation or a Change of Control or redemption rights junior to the Senior Preferred Stock unless such amount is paid in full.

     The Corporation shall not participate in any Change of Control or make or agree to have made any payments to the holders of Junior Securities or shares of Common Stock or any other class or series of capital stock of the Corporation ranking in a Change of Control on a parity with the Senior Preferred Stock unless the holders of Senior Preferred Stock shall have received the full preferential amount to which they are entitled hereunder in a Change of Control.

     (ii) Not less than fifteen (15) days prior to the occurrence of a Change of Control, the Corporation shall send by first-class mail, postage prepaid, to each Holder of Senior Preferred Stock, at the address appearing in the register maintained by the transfer agent for the Senior Preferred Stock, a notice (the "Change of Control Offer") stating:

          (1) that the Change of Control Offer is being made pursuant to this paragraph (g) and that all of the Senior Preferred Stock tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (2) the Change of Control Purchase Price and the date proposed for the Change of Control (which shall be a Business Day no later than 30 days from the date such notice if mailed);

          (3) that any of the Senior Preferred Stock not tendered will continue to accumulate dividends;

          (4) that, unless the Corporation defaults in the payment of the Change of Control Purchase Price, any of the Senior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control;

          (5) that Holders accepting the offer to have their Senior Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their certificates representing the Senior Preferred Stock to the Corporation, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control;

          (6) that Holders will be entitled to withdraw their acceptance if the Corporation receives, not late than the close of business on the third Business Day preceding the Change of Control, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Senior Preferred Stock delivered to purchase, and a statement that such Holder is withdrawing its election to have such Senior Preferred Stock purchased;

          (7) that Holders whose shares of Senior Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Senior Preferred Stock equal to the unpurchased portion of the certificates surrendered; and

          (8) any other reasonable procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

          (iii) The Corporation will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Senior Preferred Stock pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph (g), the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph (g) by virtue thereof.

          (iv) On the Change of Control, the Corporation shall (A) accept for payment the shares of Senior Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) mail to the Holders of shares so accepted the Change of Control Purchase Price therefor in cash and (C) cancel and retire each surrendered certificate and execute a new certificate representing that number of shares of Senior Preferred Stock equal to any unpurchased shares represented by a certificate surrendered. Unless the Corporation defaults in the payment for the shares of Senior Preferred Stock, tendered pursuant to the Change of Control Offer, dividends shall cease to accumulate with respect to the shares of Senior Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, upon the Change of Control.

     (h) No Avoidance. The Corporation shall not, by amendment to its Certificate of Incorporation or this Resolution and Certificate Designation (by way of merger, consolidation, operation of law, or otherwise) or through any Change of Control or other reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation and shall at all times in good faith as-sist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Senior Preferred Stock against impairment. Any successor to the Corporation shall agree in writing, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Senior Preferred Stock.

     (i) Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Senior Preferred Stock shall be deemed contract rights enforceable by them, including, without limitation, one or more actions for specific performance.

     (j) Conversion or Exchange. The Holders of shares of Senior Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation other than as provided in this Resolution and Certificate of Designation.

     (k) Reissuance of Senior Preferred Stock. Shares of Senior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock, undesignated as to series and may be redesignated and resissued as part of any series of Preferred Stock, but in no event shall such shares be reissued as additional shares of Senior Preferred Stock.

     (l) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

     (m) Payments Subject to Credit Agreement. Notwithstanding anything to the contrary herein, no payment (whether as a dividend, liquidation preference, optional or mandatory redemption or otherwise) may be made in cash in respect of any shares of Senior Preferred Stock unless all obligations under that certain Credit Agreement dated as of March 9, 2000, among the Corporation, the Corporation's subsidiaries, the lenders party thereto in their capacities as lenders thereunder and Wachovia Bank, National Association (as successor to First Union National Bank), as administrative agent (the "Credit Agreement"), together with the related documents thereto (including, without limitation, any guarantee agreements and security documents, including as provided by any subsidiaries of the Corporation), in each cash as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding subsidiaries of the Corporation as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agents, lender or group of lenders shall have been paid in full in cash or the Credit Agreement shall permit such payment.

     (n) Taxes. The Company shall treat the Senior Preferred Stock as "common stock" for all federal income tax purposes, including for purposes for Section 305 of the Internal Revenue Code of 1986, as amended.

     (o) Definitions. As used in this Resolution and Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Applicable Redemption Price" means the redemption price at which the Senior Preferred Stock is optionally redeemable on such date pursuant to paragraph (e)(i).

     "Board of Directors" shall have the meaning provided in the first paragraph of this Resolution and Certificate of Designation.

     "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York or Chicago, Illinois are required or authorized by law or other governmental action to be closed.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

     "Certificate of Designation" means this Certificate of Designation creating the Senior Preferred Stock

     "Certificate of Incorporation" shall have the meaning provided in the first paragraph of this Resolution and Certificate of Designation.

     A "Change of Control" of the Corporation will be deemed to have occurred at such time as

          (1) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of the Corporation's Capital Stock; it being understood that the Senior Pre-ferred Stock shall not be included in any calculation of the voting power of the Corporation's Capital Stock for purposes of this definition;

          (2) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Resolution and Certificate of Designation) other than to the Corporation, any of its Subsidiaries or the Permitted Holders;

          (3) there is consummated any merger or consolidation of the Corporation with or into another corporation (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation immediately following such event is held by persons or entities who were stockholders of the Corporation immediately prior to such event); or

          (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board of Directors whose nomination for election by the shareholders of the Corporation has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Corporation.

     "Change of Control Date" shall have the meaning provided in paragraph
(g)(i).

     "Change of Control Offer" shall have the meaning provided in paragraph
(g)(i).

     "Change of Control Purchase Price" shall have the meaning provided in paragraph (g)(i).

     "Commission" means the United States Securities and Exchange Commission.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to

          (1) vote in the election of directors of such Person; or

          (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Corporation" shall have the meaning provided in the first paragraph of this Certificate of Designation.

     "Credit Agreement" shall have the meaning provided in paragraph (m).

     "Dividend Payment Date" means June 1 and December 1 of each year.

     "Dividend Period" means the Initial Dividend Period and, thereafter, each semi-annual period from a Dividend Payment Date to the next following Dividend Payment Date (but without including such Dividend Payment Date).

     "Dividend Record Date" means May 15 and November 15 of each year.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Holder" means a holder of shares of Senior Preferred Stock as reflected in the register maintained by the transfer agent for the Senior Preferred Stock.

     "Initial Dividend Period" means the dividend period commencing on the Issue Date and ending on the first Dividend Payment Date to occur thereafter.

     "Issue Date" means December 18, 2003.

     "Junior Securities" shall have the meaning provided in paragraph (b).

     "Liquidation Preference" shall have the meaning provided in paragraph (a).

     "Parity Securities" shall have the meaning provided in paragraph (b).

     "Permitted Holders" means (a)(i) Transportation Investment Partners, L.L.C., (ii) Caravelle Investment Fund, L.L.C., (iii) Albion Alliance Mezzanine Fund, L.P., (iv) Albion Alliance Mezzanine Fund II, L.P., (v) Trimaran Fund II, L.L.C., (vi) any Affiliate of any Person named in clauses (a)(i) through (a)(v) (collectively, the "Institutional Investors") and (vii) with respect to any Institutional Investor, any person managed by such Institutional Investor or any of its Affiliates (other than their other portfolio companies) and (b)(i) Thomas
B. Begel, (ii) Andrew Weller, (iii) Camillo M. Santomero III, (iv) James D. Cirar and (v) Persons that are wholly-owned by the individuals named in clauses
(b)(i) through (b)(iv) above.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Redemption Date", with respect to any shares of Senior Preferred Stock are redeemed by the Corporation.

     "Redemption Notice" shall have the meaning provided in paragraph (e)(ii).

     "Resolution" shall have the meaning provided in the first paragraph of this Resolution and Certificate of Designation.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Senior Securities" shall have the meaning provided in paragraph (b).

     "Senior Preferred Stock" shall have the meaning provided in paragraph (b).

     IN WITNESS WHEREOF, Transportation Technologies Industries, Inc., has caused this Resolution and Certificate of Designation to be signed by a duly authorized officer this 19th day of December, 2003.


                          TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

                          By    /s/ Donald C. Mueller
                                --------------------------------------
                                Name: Donald C. Mueller
                                Title: Chief Financial Officer

                            CERTIFICATE OF AMENDMENT

                                       TO

            CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND
          RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF
            14 1/2% SENIOR REDEEMABLE PREFERRED STOCK, SERIES a, AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF


     Transportation Technologies Industries, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State Delaware (the "DGCL"), for the purpose of amending the Corporation's Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 14 1/2% Senior Redeemable Preferred Stock, Series A, and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designation") filed pursuant to
Section 151 of the DGCL, hereby certifies, pursuant to Sections 242 and 103 of the DGCL, as follows:

     FIRST: The amendments effected hereby have been duly adopted in accordance with the provisions of Section 242 of the DGCL.

     SECOND: That paragraph (b) of the Certificate of Designation is hereby amended by adding the following to the end thereof:


     "Notwithstanding anything contained herein to the contrary, with respect to dividends distributions and distributions upon liquidation, winding-up and dissolution of the Corporation, (i) the Series C Preferred Stock, par value $0.01 per share, of the Corporation (the "Series C Preferred Stock") shall rank on a parity with the Senior Preferred Stock and be deemed to be "Parity Securities," (ii) the Series D Preferred Stock, par value $0.01 per share, of the Corporation (the "Series D Preferred Stock") shall rank junior to the Senior Preferred Stock and be deemed to be "Junior Securities" and (iii) and the Series E Preferred Stock, par value $0.01 per share, of the Corporation (the "Series E Preferred Stock") shall rank senior to the Senior Preferred Stock and be deemed to be "Senior Securities." Notwithstanding anything to the contrary herein, no payment (whether as a dividend, liquidation preference, optional or mandatory redemption or otherwise) may be made in cash in respect of any shares of Senior Preferred Stock unless all obligations under that certain Credit Agreement dated as of March 9, 2000, among the Corporation, the Corporation's subsidiaries, the lenders party thereto in their capacities as lenders thereunder and Wachovia Bank, National Association (as successor to First Union National Bank), as administrative agent (the "Credit Agreement"), together with the related documents thereto (including, without limitation, any guarantee agreements and security documents, including as provided by any subsidiaries of the Corporation), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding subsidiaries of the Corporation as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement or any successor or replacement agree-ment and whether by the same of any other agents, lender or group of lenders shall have been paid in full in cash or the Credit Agreement shall permit such payment."


     THIRD: A. That the following is added to paragraph (k)(ii)(B) of the Certificate of Designation:


     "(6) The issuance of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and any dividend or distribution on shares of Senior Preferred Stock or Series E Preferred Stock, or acquisition of, any shares of Senior Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock by the Corporation or any Subsidiary thereof;


     (7) The payment of the 2003 SD/PS Transaction Costs and the fees and expenses incurred in connection with the formation and management of TTI Securities Acquisition, LLC and Albion/TTI Securities Acquisition, LLC; and


     (8) The payment of a monitoring fee to Trimaran Fund II, L.L.C. and Albion Alliance Mezzanine Fund, L.P. (or their Affiliates) in an annual aggregate amount not to exceed $300,000 which monitoring fee will be paid in full on or about December 19, 2003 for fiscal year 2003 and will be permitted to be paid in equal quarterly installments for subsequent fiscal years, provided that such quarterly installments may be accrued, but not paid in cash, if a Voting Rights Triggering Event has occurred and is continuing."


     B. That the phrase ", but amounts expended pursuant to clauses (2), (3),
(6), (7) and (8) shall not be included in such calculation" be added at the end of the first sentence of subparagraph (k)(ii)(C) of the Certificate of Designation.


     FOURTH: That the definition, "Disqualified Capital Stock", in paragraph (l) of the Certificate of Designation is hereby amended by adding the following at the end of such definition:


     "and (iii) the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be deemed not to be Disqualified Capital Stock."


     FIFTH: That the following definitions be added to paragraph (l) of the Certificate of Designation:


     "2003 Subordinated Debt/Preferred Stock Transactions" shall mean (i) the filing of certificates of designation by the Corporation to create the Series C Preferred Stock, the Series D Preferred Stock and Series E Preferred Stock, (ii) the exchange by certain management shareholders of 80,223 shares of Common Stock to be transferred to certain holders of Preferred Stock for 14,000 shares of Series C Preferred Stock to be issued by the Corporation, (iii) the issuance of 42,000 shares of Series D Preferred Stock to the holders of the Common Stock (other than certain management shareholders) for a purchase price of $4,200,
(iv) the issuance of up to 40,575 shares of Series E Preferred Stock in exchange for $40,000,000 in principal amount of subordinated debt and up to $575,000 in accrued PIK interest thereon, (v) the issuance of up to 1,000 shares of Series E Preferred Stock for a purchase price of $1,000,000, the proceeds of which shall prepay up to $1,000,000 in accrued and unpaid cash interest on the subordinated debt and the remainder, if any, shall pay a portion of the fees and expenses incurred in connection with the transactions described in clauses (i),
(ii), (iii) and (iv) above and this clause (v) (the "2003 SD/PS Transaction Costs") and (vi) the payment of up to $2,250,000 in cash in respect of the portion of the 2003 SD/PS Transaction Costs not paid with the proceeds of the Series E Preferred Stock described in clause (v) above; provided, however, that the Company shall have the option to issue additional shares of Series E Preferred Stock in connection with the other transactions described in clauses
(i) through (vi) above resulting in additional proceeds not to exceed
$4,000,000.


     "Series C Preferred Stock" means the Series C Preferred Stock of the Corporation.


     "Series D Preferred Stock" means the Series D Preferred Stock of the Corporation.


     "Series E Preferred Stock" means the Series E Preferred Stock of the Corporation.


     IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this 19th day of December, 2003 and affirms the statements contained herein as true under penalties of perjury.


                         TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

                         By:   /s/ Donald C. Mueller
                               ---------------------------------------
                               Name:    Donald C. Mueller
                               Title:   Chief Financial Officer

                            CERTIFICATE OF AMENDMENT

                                       TO

            CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND
          RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF
            14 1/2% SENIOR REDEEMABLE PREFERRED STOCK, SERIES A, AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF


     Transportation Technologies Industries, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), for the purpose of amending the Corporation's Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 14 1/2% Senior Redeemable Preferred Stock, Series A, and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designation") filed pursuant to
Section 151 of the DGCL, hereby certifies, pursuant to Sections 242 and 103 of the DGCL, as follows:

     FIRST: The amendments effected hereby have been duly adopted in accordance with the provisions of Section 242 of the DGCL.

     SECOND: That paragraph (k)(ii)(B)(8) of the Certificate of Designation is hereby amended to replace the reference to "$300,000" with a reference to "$550,000."

     THIRD: That paragraph (k)(iv)(A)(3)(a) of the Certificate of Designation is hereby amended to replace the reference to "180 days" with a reference to "270 days."

     FOURTH: That paragraph (k)(iv)(A)(3)(e) of the Certificate of Designation is amended to replace the reference to "180th day" with a reference to "270th day."

     FIFTH: That clause (l) of the definition, "Permitted Indebtedness", in paragraph (l) of the Certificate of Designation is hereby amended and restated in its entirety as follows:

     "(1) Indebtedness of the Company or any Subsidiary incurred pursuant to one or more Term Loan Facilities not to exceed $250.0 million aggregate principal amount at any time outstanding, less the amount of any repayments of principal made since the Amendment Effective Date."

     SIXTH: That the definition, "Senior Credit Facility", in paragraph (l) of the Certificate of Designation is hereby amended and restated in its entirety as follows:

     "Senior Credit Facility" means prior to the Amendment Effective Date, the Credit Agreement dated as of March 9, 2000, among TTII, TTII's Subsidiaries, the lenders party thereto in their capacities as lenders thereunder and Canadian Imperial Bank of Commerce, as syndication agent, First Union National Bank, as administrative agent, and CIBC World Markets Corp. and First Union Securities, Inc., as arrangers, together with the related documents thereto (in-cluding without limitation, any guarantee agreements and security documents, including as provided by any Subsidiaries of TTII), and from and after the Amendment Effective Date, the New Credit Facilities, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by paragraph
(k)(i)) or adding Subsidiaries of TTII as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any such successor or replacement agreement and whether by the same or any other agents, lender or group of lenders.

     SEVENTH: That the following definitions be added to paragraph (l) of the Certificate of Designation:

          "Amendment Effective Date" shall mean March 16, 2004.

          "First Lien Credit Agreement" means the First Lien Secured Credit Facility, dated as of March 16, 2004, by and among the Company, the lenders party thereto from time to time and Lehman Brothers Inc., Lehman Commercial Paper Inc., Wachovia Capital Markets, LLC and Credit Suisse First Boston, as amended from time to time.

          "New Credit Facilities" means the First Lien Credit Agreement together with the Second Lien Credit Agreement.

          "Second Lien Credit Agreement" means the Second Lien Secured Credit Facility, dated as of March 16, 2004, by and among the Company, the lenders party thereto from time to time and Lehman Brothers Inc., Lehman Commercial Paper Inc., Wachovia Capital Markets, LLC and Credit Suisse First Boston, as amended from time to time.

     IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Amendment this 16th day of March, 2004 and affirms the statements contained herein as true under penalties of perjury.


                        TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

                        By:   /s/ Donald C. Mueller
                              ------------------------------------------
                              Name:    Donald C. Mueller
                              Title:   Vice President and CFO





                                      -3-